Exhibit 4.1

CITADEL BROADCASTING CORPORATION

and

WILMINGTON TRUST COMPANY

as Trustee

INDENTURE

Dated as of June 11, 2008

Amended and Restated Convertible Subordinated Notes Due 2011

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(continued)

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(continued)

Note: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

INDENTURE dated as of June 11, 2008, between CITADEL BROADCASTING CORPORATION, a Delaware corporation (the “Company”), and WILMINGTON TRUST COMPANY, a Delaware banking corporation (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s Amended and Restated Convertible Subordinated Notes Due 2011 (the “Security” or “Securities”):

ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. DEFINITIONS

“ABC Radio Holdings” means the corporation known on the date hereof as Alphabet Acquisition Corp., which was formerly known as ABC Radio Holdings, Inc. and ABC Chicago FM Radio, Inc.

“ABC Radio Transaction” means each and every transaction entered into or effected by the Company or any other Person relating in any way to the acquisition by the Company or any Subsidiary of the ABC radio network business or the ABC radio station business formerly owned directly or indirectly by TWDC (and subsequently by ABC Radio Holdings), including, without limitation, the separation of ABC Radio Holdings from TWDC and the merger of Alphabet Acquisition Corp., a direct, wholly-owned subsidiary of the Company, with and into ABC Radio Holdings.

“Affiliate” of any specified Person means any person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security, or beneficial interest therein, the rules and procedures of the Depositary that are applicable to such transfer or transaction and as in effect from time to time.

“Asset Sales” shall have the meaning ascribed in the Credit Agreement.

“Board of Directors” or “Board” means the Board of Directors of the Company or any duly authorized committee of the Board.

“Business Day” means any day that is not a Legal Holiday.

“Certificated Security” means a Security that is in substantially the form attached hereto as EXHIBIT A and that does not include the information or the schedule called for by footnotes 1, 3 and 4 thereof.

“Common Stock” shall mean the Company’s common stock, $.01 par value per share, as it exists on the date of this Indenture or any other capital stock of the Company into which such Common Stock shall be reclassified or changed.

“Company” means the party named as such above until a successor replaces it pursuant to the applicable provisions hereof and thereafter means the successor.

“Conversion Agent” means any Person authorized by the Company to convert Securities in accordance with Article 11. The Company has initially appointed the Trustee as its Conversion Agent pursuant to Section 5.02 hereof.

“Corporate Trust Office” means the principal office of the Trustee at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Kristin Moore, or such other office, designated by the Trustee by written notice to the Company and approved by the Company, at which at any particular time its corporate trust business shall be administered.

“Credit Agreement” means the credit agreement dated June 12, 2007 by and among the Company, certain lenders, JPMorgan Chase Bank, N.A. as Administrative Agent, Bank of America, N.A. and Deutsche Bank Trust Company Americas, as Syndication Agents, and Credit Suisse, Cayman Islands Branch and Wachovia Bank National Association, as amended or modified from time to time.

“Default” means any event which is, or after notice or passage of time would be, an Event of Default.

“Global Security” means a permanent Global Security that is in substantially the form attached hereto as EXHIBIT A and that includes the information and schedule called for by footnotes 1, 3 and 4 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Holder” or “Securityholder” means the person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of February 6, 2006, by and among the Company, TWDC, Alphabet Acquisition Corp. and ABC Radio Holdings, as amended.

“Net Proceeds” shall have the meaning ascribed in the Credit Agreement.

“Officer” means the Chairman, the Chief Executive Officer, the President, any Vice President, the Secretary, the General Counsel or the Treasurer of the Company.

“Officers’ Certificate” means a certificate signed by two Officers pursuant to Section 13.04 and in accordance with Section 13.05.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company pursuant to Section 13.04 and in accordance with 13.05.

“Paying Agent” means any person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company and, except as otherwise specifically set forth herein, such term shall include the Company if it shall act as its own Paying Agent. The Company has initially appointed the Trustee as its Paying Agent pursuant to Section 5.02 hereof.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof and, for purposes of Article 4, shall have the additional meaning set forth in Section 4.04(c).

“Purchase Notice” means a notice delivered by a Holder to the Paying Agent or Trustee specifying (i) the certificate number of the Security which the Holder is delivering to be purchased, (ii) the portion of the principal amount of the Security which the Holder is delivering to be purchased, which portion must be in aggregate principal amounts of $1,000 or an integral multiple thereof, and (iii) that such Security shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in paragraph 7 of the Securities and in this Indenture.

“Quoted Price” means the price per share of Common Stock on the relevant date, determined on the basis of the last reported sale price regular way of the Common Stock or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way of the Common Stock, in either case, at 4:00 p.m. (or such earlier time as the last sale prior to 4:00 p.m.), New York City time, on the New York Stock Exchange Composite Tape, or, if the Common Stock is not listed or admitted to trading on such Exchange, as reported on the national securities exchange in or nearest the City of New York on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, the last reported sale price regular way of the Common Stock or, in case no such sale takes place on such day, the average of the highest reported bid and lowest reported asked prices of the Common Stock as furnished by the National Association of Securities Dealers, Inc. through Nasdaq or a similar organization if Nasdaq is no longer reporting such information, or if on any such day the Common Stock is not quoted by any such organization, the average of the highest reported bid and lowest reported asked prices of the Common Stock as available in any other over-the-counter market, or if on such day the Common Stock is not reported in any such market, the fair value of a share of Common Stock on such day, as determined in good faith by, and evidenced by a resolution of, the Board of Directors.

“Record Date” has the meaning set forth in the applicable Section.

“Registrar” means the office or agency maintained by the Company where Securities may be presented for registration of transfer or exchange. The Company has initially appointed the Trustee as its Registrar pursuant to Section 5.02 hereof.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee, including, without limitation, any vice president, assistant vice president, assistant treasurer, corporate trust officer or other employee of the Trustee customarily performing functions similar to those performed by any of the above designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Certificated Security” means a Certificated Security that is a Transfer Restricted Security.

“Restricted Global Security” means a Global Security that is a Transfer Restricted Security.

“Rule 144” means Rule 144 under the Securities Act or any successor to such Rule.

“Rule 144A” means Rule 144A under the Securities Act or any successor to such Rule.

“SEC” means the Securities and Exchange Commission.

“Security” or “Securities” means the Securities described above issued, authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Settlement Agreement” means the settlement agreement dated March 19, 2008 by and among the Company, the Trustee and the persons listed in Exhibit A thereto, including all exhibits and schedules thereto.

“Subordinated Notes” means those $526,000 principal amount of 1.875% Convertible Subordinated Notes due 2011, outstanding on the date hereof.

“Subsidiary” means a corporation a majority of the voting stock of which is owned, directly or indirectly, by the Company or by one or more Subsidiaries, or by the Company and one or more other Subsidiaries.

“Support Agreement” means the Support Agreement, dated February 6, 2006, by and among the Company, TWDC, ABC Radio Holdings and certain stockholders of the Company listed therein.

“Tax Sharing and Indemnification Agreement” means the Tax Sharing and Indemnification Agreement, dated June 12, 2007, by and among the Company, TWDC and ABC Radio Holdings.

“TIA” means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 and as in effect on the date of this Indenture, except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

“Trading Day” means each Monday, Tuesday, Wednesday, Thursday and Friday other than any day on which securities are not traded on the principal exchange or market on which the securities in question are traded.

“Transaction Documents” means all agreements, documents and other instruments entered into by the Company, TWDC or any of their respective subsidiaries, stockholders or affiliates memorializing, effectuating or relating in any way to the ABC Radio Transaction, including, without limitation, the Merger Agreement, the Support Agreement and the Tax Sharing and Indemnification Agreement.

“TWDC” means The Walt Disney Company.

“Trustee” means the party named as such above until a successor replaces it pursuant to the applicable provisions hereof and thereafter means the successor.

“Unrestricted Global Security” means a Global Security that is not a Transfer Restricted Security.

SECTION 1.02. OTHER DEFINITIONS

Term	Defined in Section
“2008 Asset Sales”	3.01(c)
“2009 Asset Sales”	3.01(c)
“Agent Members”	2.01
“Bankruptcy Law”	7.01
“Capital Stock”	4.04(a)
“Company Order	2.02
“Current Market Price”	11.11
“Custodian”	7.01
“Depositary”	2.01(a)
“DTC”	2.01(a)
“Event of Default”	7.01
“Exchange Act”	4.04(b)
“Expiration Time”	11.10
“Final Surrender Date”	4.03(a)
“Fundamental Change”	4.04(b)
“Fundamental Change Company Notice”	4.02
“Fundamental Change Purchase Date”	4.03(a)
“Fundamental Change Purchase Price”	4.01

Term	Defined in Section
“Legal Holiday”	13.07
“Liquidated Damages”	5.09
“Payment Blockage Notice	12.04
“Principal”	4.04(d)
“Purchased Shares”	11.10
“Registrable Securities”	5.09
“Redemption”	3.01
“Redemption Date”	3.01
“Redemption Price”	3.01
“Related Party”	4.04(e)
“QIB”	2.01(a)
“Representative”	12.02
“Senior Indebtedness”	12.02
“Transfer Certificate”	2.13(f)(1)
“Transfer Restricted Securities”	2.13(f)(1)
“U.S. Government Obligations”	9.01
“Voting Shares”	4.04(f)

Whenever the definition contained in such section limits its application to the term as used in specific sections, the foregoing shall not be deemed to expand the application of such definition to the term as used in any section other than such specific sections.

SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“COMMISSION” means the SEC.

“INDENTURE SECURITIES” means the Securities.

“INDENTURE SECURITY HOLDER” means a Securityholder.

“INDENTURE TO BE QUALIFIED” means this Indenture.

“INDENTURE TRUSTEE” or “INSTITUTIONAL TRUSTEE” means the Trustee.

“OBLIGOR” on the indenture securities means the Company or any other obligor on the Securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04. RULES OF CONSTRUCTION

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect at the time any determination hereunder is being made;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and words in the plural include the singular; and

(e) provisions apply to successive events and transactions.

ARTICLE 2.

THE SECURITIES

SECTION 2.01. FORM AND DATING

The Securities shall be substantially in the form set forth in EXHIBIT A, which Exhibit is incorporated in and made part of this Indenture. However, to the extent any provision of any Securities conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities are being offered and sold by the Company in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

(a) RESTRICTED GLOBAL SECURITIES. Securities offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, “QIBs” or individually, each a “QIB”) in reliance on Rule 144A under the Securities Act shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust & Clearing Corporation (“DTC”) (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(b) GLOBAL SECURITIES IN GENERAL. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Securities. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with the standing instructions and procedures existing between the Depositary and the Trustee.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under any Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(c) CERTIFICATED SECURITIES. Certificated Securities shall be issued only under the limited circumstances provided in Section 2.13(a)(1) hereof.

SECTION 2.02. EXECUTION AND AUTHENTICATION

An Officer shall sign the Securities on behalf of the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

A Security shall not be valid until authenticated by the manual signature of the Trustee. The Trustee’s signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall authenticate and make available for delivery Securities for original issue in an aggregate principal amount of $274,474,000 upon receipt of a written order or orders of the Company signed by an Officer (a “Company Order”) without any further action by the Company. The aggregate principal amount of the Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, subject to the proviso set forth therein, except as provided in Section 2.06.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so, other than upon original issuance or pursuant to Section 2.06. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or its Affiliate.

The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03. PAYMENT ON SECURITIES; PAYING AGENT TO HOLD MONEY IN TRUST

(a) Subject to the following provisions, no later than 11:00 a.m. on the due date of principal of and premium, if any, and interest on the Securities, the Company will pay to the Paying Agent in immediately available funds the amounts, in US dollars, in the manner, at the times and for the purposes set forth herein and in the text of the Securities, and the Company hereby authorizes and directs the Paying Agent to make or cause to be made payment from funds so paid to it of the principal of and premium, if any, and interest on the Securities set forth herein and in the text of the Securities. The Paying Agent will make payment, from the funds furnished by the Company, of the principal of and premium, if any, and interest on the Securities by check drawn upon a bank in the city in which the Paying Agent’s principal office is located, or make payment by wire transfer upon terms acceptable to the Paying Agent.

(b) Interest on a Security (other than defaulted interest) shall be paid on each interest payment date to the Holder thereof at the close of business on the relevant record date specified in the Securities. Principal of and premium, if any, on Securities shall be payable only against presentation and surrender thereof at the principal office of the Paying Agent, unless the Company shall have otherwise instructed the Trustee in writing.

(c) The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or premium, if any, or interest on the Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. If the Company acts as Paying Agent, it shall segregate the money held by it for the payment of principal of and premium, if any, and interest on the Securities and hold it as a separate trust fund. The Company shall provide ten days prior written notice to the Trustee that it is to act as Paying Agent with respect to such payment and the Trustee may rely on such notice. The Company at any time may require a Paying Agent to pay all money held by the Paying Agent to the Trustee. Upon doing so the Paying Agent shall have no further liability for the money so paid.

SECTION 2.04. SECURITYHOLDER LISTS

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee not less than five days prior to each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.05. TRANSFER AND EXCHANGE

(a) Subject to compliance with any applicable additional requirements contained in Section 2.13, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; PROVIDED, HOWEVER, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a Transfer Certificate each in the form included in EXHIBIT A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 5.02, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided, that this sentence shall not apply to any exchange pursuant to Section 2.06, 2.09, 2.13(a)(1), 3.06, 4.03(d), 5.11, 10.05 or 11.02.

Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of (a) any Securities or portions thereof selected or called for redemption (except, in the case of redemption of a Security in part, the portion not to be redeemed) or (b) any Securities or portions thereof delivered for repurchase by the Holder thereof (except, in the case of the purchase of a Security in part, the portion not to be purchased).

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

(b) Any Registrar appointed pursuant to Section 5.02 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(c) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.06. REPLACEMENT SECURITIES

If the Holder of a Security provides evidence to the Trustee to the Trustee’s satisfaction that the Security has been lost, destroyed or wrongfully taken, or if a mutilated Security is surrendered to the

Trustee, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee’s requirements are met. If an indemnity bond is required by the Trustee or the Company, such bond must be sufficient, in the judgment of both the Trustee and the Company, to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge for their reasonable expenses incurred in replacing a Security.

Every replacement Security shall be an additional obligation of the Company.

SECTION 2.07. OUTSTANDING SECURITIES

The Securities outstanding at any time are all Securities authenticated by the Trustee (or an authenticating agent appointed pursuant to Section 5.02) except for those cancelled by the Trustee, those redeemed by the Company pursuant to Article 3 hereof, those delivered to the Trustee for cancellation, those reductions in the interests in a global Security effected by the Trustee hereunder, and those described in this Section as not outstanding.

A Security does not cease to be outstanding because the Company or its Affiliate holds such Security.

If a Security is replaced pursuant to Section 2.06, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If Securities are considered paid under Section 5.01 or Section 3.05, they cease to be outstanding and interest on them ceases to accrue.

SECTION 2.08. TREASURY SECURITIES

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or its Affiliates shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.09. TEMPORARY SECURITIES

Until definitive Securities are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Every temporary Security shall be executed by the Company and authenticated by the Trustee, and registered by the Registrar, upon the conditions, and with like effect, as a definitive Security. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

SECTION 2.10. CANCELLATION

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall promptly forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment or conversion. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, conversion or cancellation and shall dispose of cancelled Securities in accordance with its customary procedures for the disposition of cancelled securities and deliver a certificate of such disposition to the Company, unless the Company directs the Trustee to deliver cancelled Securities to the Company. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Securityholder has converted pursuant to Article 11.

SECTION 2.11. DEFAULTED INTEREST

If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner not inconsistent with the requirements of any securities exchange on which the Securities are listed. It may pay the defaulted interest, plus any interest payable on the defaulted interest, to the Persons who are Securityholders on a subsequent special record date. The Company shall fix the record date and payment date for the payment of any defaulted interest. At least 15 days before the record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, payment date and amount of interest to be paid.

SECTION 2.12. CUSIP NUMBERS

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use) in addition to other identification numbers printed on the Securities, and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such CUSIP numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

SECTION 2.13. ADDITIONAL TRANSFER AND EXCHANGE REQUIREMENTS

(a) TRANSFER AND EXCHANGE OF GLOBAL SECURITIES.

(1) Certificated Securities shall be issued in exchange for interests in the Global Securities only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for the Global Securities or if it at any time ceases to be a “clearing agency” registered under the Exchange Act, if so required by applicable law or regulation, and a successor depositary is not appointed by the Company within 90 days, or (y) an Event of Default has occurred and is continuing. In either case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to delivery promptly), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor. Only Restricted Certificated Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted Certificated Securities shall be issued in exchange for beneficial interests in Unrestricted Global Securities. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the persons in whose names such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures.

(2) Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.13(a)(1), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(b) TRANSFER AND EXCHANGE OF CERTIFICATED SECURITIES. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with Section 2.13(a)(1) of this Indenture, on or after such event when Certificated Securities are presented by a Holder to a Registrar with a request:

(x) to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities only; or

(y) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

such Registrar shall register the transfer or make the exchange as requested;

PROVIDED, HOWEVER, that the Certificated Securities presented or surrendered for register of transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first paragraph of Section 2.05(a); and

(2) in the case of a Restricted Certificated Security, such request shall be accompanied by the following additional information and documents, as applicable:

(i) if such Restricted Certificated Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

(ii) if such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB in accordance with Rule 144A or pursuant to an effective registration statement, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

(iii) if such Restricted Certificated Security is being transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a “restricted security” within the meaning of Rule 144, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate) and, if the Company or such Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and such Registrar to the effect that such transfer is in compliance with the registration requirements of the Securities Act.

(c) TRANSFER OF A BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY FOR A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. Any person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of an Unrestricted Global Security. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any person having a beneficial interest in a Restricted Global Security and the following additional information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of the person having such beneficial interest in the Restricted Global Security (all of which may be submitted by facsimile or electronically):

(1) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate); or

(2) if such beneficial interest is being transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a “restricted security” within the meaning of Rule 144, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate) and, if the Company or the Trustee so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the registration requirements of the Securities Act, the Trustee, as a Registrar, shall reduce or cause to be reduced the aggregate principal amount of the Restricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Security.

(d) TRANSFER OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY FOR A BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY. Any person having a beneficial interest in an Unrestricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of a Restricted Global Security (it being understood that only QIBs may own beneficial interests in Restricted Global Securities). Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee, on behalf of any person having a beneficial interest in an Unrestricted Global Security and, in such form as is customary for the Depositary, from the Depositary or its nominee on behalf of the person having such beneficial interest in the Unrestricted Global Security (all of which may be submitted by facsimile or electronically) a certification from the transferor (in substantially the form set forth in the Transfer Certificate) to the effect that such beneficial interest is being transferred to a person that the transferor reasonably believes is a QIB in accordance with Rule 144A. The Trustee, as a Registrar, shall reduce or cause to be reduced the aggregate principal amount of the Unrestricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Restricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Restricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver a Restricted Global Security.

(e) TRANSFERS OF CERTIFICATED SECURITIES FOR BENEFICIAL INTEREST IN GLOBAL SECURITIES. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.13(a)(1) which required such exchange shall cease to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

(x) to register the transfer of such Certificated Securities to a person who will take delivery thereof in the form of a beneficial interest in a Global Security, which request shall specify whether such Global Security will be a Restricted Global Security or an Unrestricted Global Security; or

(y) to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities (PROVIDED that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted Global Securities and Unrestricted Certificated Securities may be exchanged only for Unrestricted Global Securities), the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing, or directing the Trustee to cause, the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall authenticate and deliver a new Global Security;

PROVIDED, HOWEVER, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first paragraph of Section 2.05(a);

(2) in the case of a Restricted Certificated Security to be transferred for a beneficial interest in an Unrestricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

(i) if such Restricted Certificated Security is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

(ii) if such Restricted Certificated Security is being transferred pursuant to (i) an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a “restricted security” within the meaning of Rule 144, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate), and, if the Company or the Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the registration requirements of the Securities Act;

(3) in the case of a Restricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A;

(4) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, such request need not be accompanied by any additional information or documents; and

(5) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Unrestricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A.

(f) LEGENDS.

(1) Except as permitted by the following paragraphs (2) and (3), each Global Security and Certificated Security (and all Securities issued in exchange therefor or upon registration of transfer or replacement thereof) shall bear a legend in substantially the form called for by footnote 2 to EXHIBIT A hereto (each, a “Transfer Restricted Security” for so long as it is required by this Indenture to bear such legend). Each Transfer Restricted Security shall have attached thereto a certificate (a “Transfer Certificate”) in substantially the form called for by footnote 5 to EXHIBIT A hereto.

(2) Upon any sale or transfer of a Transfer Restricted Security (w) after the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act, (x) pursuant to Rule 144, (y) pursuant to an effective registration statement under the Securities Act or (z) pursuant to any other available exemption (other than Rule 144A) from the registration requirements of the Securities Act and as a result of which, in the case of a Security transferred pursuant to this clause (z), such Security shall cease to be a “restricted security” within the meaning of Rule 144:

(i) in the case of any Restricted Certificated Security, any Registrar shall permit the Holder thereof to exchange such Restricted Certificated Security for an Unrestricted Certificated Security, or (under the circumstances described in Section 2.13(e)) to transfer such Restricted Certificated Security to a transferee who shall take such Security in the form of a beneficial interest in an Unrestricted Global Security, and in each case shall rescind any restriction on the transfer of such Security; PROVIDED, HOWEVER, that the Holder of such Restricted Certificated Security shall, in connection with such exchange or transfer, comply with the other applicable provisions of this Section 2.13; and

(ii) in the case of any beneficial interest in a Restricted Global Security, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an Unrestricted Global Security and shall rescind any restriction on transfer of such beneficial interest; PROVIDED that such Unrestricted Global Security shall continue to be subject to the provisions of Section 2.13(a)(2); and PROVIDED, FURTHER, that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Section 2.13.

(3) Upon the exchange, registration of transfer or replacement of Securities not bearing the legend described in paragraph (1) above, the Company shall execute, and the Trustee shall authenticate and deliver Securities that do not bear such legend and that do not have a Transfer Certificate attached thereto.

(4) After the expiration of the holding period pursuant to Rule 144(k) of the Securities Act, the Company may with the consent of the Holder of a Restricted Global Security or Restricted Certificated Security, remove any restriction of transfer on such Security, and the Company shall execute, and the Trustee shall authenticate and deliver, Securities that do not bear such legend and that do not have a Transfer Certificate attached thereto.

ARTICLE 3.

REDEMPTION

SECTION 3.01. REDEMPTION RIGHTS AND OBLIGATIONS

(a) REDEMPTION RIGHT DURING 2008. The Securities may be redeemed at the election of the Company, as a whole or in part from time to time, on or at any time prior to December 31, 2008, at a price (the “Redemption Price”) equal to $900 per $1,000 principal amount of the Securities redeemed plus accrued and unpaid interest thereon, and the Holders shall have the obligation to surrender such Securities.

(b) REDEMPTION RIGHT DURING 2009.

(i) January 1, 2009 through June 30, 2009. The Securities may be redeemed at the election of the Company, as a whole or in part from time to time, from January 1, 2009 through June 30, 2009, at a Redemption Price equal to $950 per $1,000 principal amount of the Securities redeemed plus accrued and unpaid interest thereon, and the Holders shall have the obligation to surrender such Securities.

(ii) July 1, 2009 through December 31, 2009. If the aggregate principal amount of the outstanding Securities is equal to or less than $165.0 million as of July 1, 2009, then during the period from July 1, 2009 through December 31, 2009 the Securities may be redeemed at the election of the Company, as a whole or in part from time to time, at a Redemption Price equal to $950 per $1,000 principal amount of the Securities redeemed plus accrued and unpaid interest thereon, and the Holders shall have the obligation to surrender such Securities. If the aggregate principal amount of the outstanding Securities is greater than $165.0 million as of July 1, 2009, then during the period from July 1, 2009 through December 31, 2009 the Securities may be redeemed at the election of the Company, as a whole or in part from time to time, at a Redemption Price equal to $1,000 per $1,000 principal amount of the Securities redeemed plus accrued and unpaid interest thereon, and the Holders shall have the obligation to surrender such Securities.

(c) APPLICATION OF NET PROCEEDS FOR REDEMPTIONS.

(i) 2008 Asset Sales. To the extent the Company receives any Net Proceeds from Asset Sales during the period from January 1, 2008 through December 31, 2008 (“2008 Asset Sales”), then, subject to the last sentence of this paragraph, (x) so long as the aggregate principal amount of the remaining outstanding Securities is more than $165.0 million, the Company shall be required to apply the first $99.0 million of aggregate Net Proceeds from 2008 Asset Sales at the applicable Redemption Price set forth in Section 3.01(a) above, plus accrued and unpaid interest thereon, to redeem Securities until the aggregate principal amount of the remaining outstanding Securities is equal to or less than $165.0 million; and (y) so long as the aggregate principal amount of the remaining outstanding Securities is more than $82.5 million, the Company shall be required to apply 50% of the aggregate Net Proceeds from 2008 Asset Sales at the applicable Redemption Price set forth in Section 3.01(a) above to redeem Securities until the aggregate principal amount of the remaining outstanding Securities is equal to or less than $82.5 million. Within 60 days after the receipt by the Company of $50.0 million or more of aggregate Net Proceeds from 2008 Asset Sales, the Company shall have redeemed the applicable amount of Securities in accordance with the terms set forth above, and each time thereafter upon receipt of an aggregate of $25.0 million in additional Net Proceeds from 2008 Asset Sales, the Company shall redeem the applicable amount of Securities in accordance with the terms set forth above.

(ii) 2009 Asset Sales. To the extent the Company receives any Net Proceeds of Asset Sales during the period from January 1, 2009 through December 31, 2009 (“2009 Asset Sales”), then, subject to the last sentence of this paragraph, the Company shall be required to apply the Net Proceeds from 2009 Asset Sales to redeem Securities at the applicable Redemption Price set forth in Section 3.01(b) above, plus accrued and unpaid interest thereon, until the aggregate principal amount of the remaining outstanding Securities is equal to or less than $82.5 million. Within 60 days of receipt by the Company of $40.0 million or more of aggregate Net Proceeds from 2009 Asset Sales, the Company shall have redeemed the applicable amount of Securities in accordance with the terms set forth above and each time thereafter upon receipt of an aggregate of $25.0 million in additional Net Proceeds from 2009 Asset Sales, the Company shall redeem the applicable amount of Securities in accordance with the terms set forth above.

(iii) Asset Sales from January 1, 2010 and thereafter. If as of January 1, 2010, the aggregate principal amount of the remaining outstanding Securities is greater than $82.5 million, then, subject to the last sentence of this paragraph, to the extent the Company receives any Net Proceeds of Asset Sales on or after January 1, 2010, the Company shall be required to apply all such Net Proceeds to redeem Securities at a Redemption Price equal to $1,000 per $1,000 principal amount of the Securities redeemed plus accrued and unpaid interest thereon, and the Holders shall have the obligation to surrender such Securities, until the aggregate principal amount of the remaining outstanding Securities is equal to or less than $82.5 million. Within 60 days of receipt by the Company of $20.0 million or more of aggregate Net Proceeds from Asset Sales after January 1, 2010, the Company shall redeem the applicable amount of Securities in accordance with the terms set forth above.

For purposes of this Section 3.01, the aggregate principal amount of remaining outstanding Securities will be determined in accordance with Section 2.07 hereof; PROVIDED that, for purposes of this determination, any Security held by the Company or any of its Subsidiaries will cease to be outstanding.

Redemption of Securities pursuant to this Section 3.01 shall be referred to herein as a “Redemption,” the date on which such Redemption occurs shall be referred to herein as the “Redemption Date.”

SECTION 3.02. SELECTION OF SECURITIES TO BE REDEEMED

If less than all the Securities are to be redeemed pursuant to this Article 3, the Trustee shall select the Securities to be redeemed by lot, or in its discretion, on a pro rata basis from Securities outstanding and not previously called for redemption (unless the Company specifically directs the Trustee otherwise), in such manner as the Trustee shall deem fair and appropriate. If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection. The Trustee shall make the selection (and provide the Company with written notice of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed) at least 3 days before the Redemption Date. Securities and portions of Securities the Trustee selects for redemption shall be in amounts of $1,000 or integral multiples of $1,000.

In the event that the Trustee is not the Registrar, the Registrar shall provide to the Trustee such information as the Trustee may reasonably request to implement the selection. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03. NOTICE OF REDEMPTION

At least 15 days but not more than 60 days before the applicable Redemption Date, the Company shall mail a notice of redemption to the Trustee and each Holder whose Securities are to be redeemed at such Holder’s address as shown on the register kept by the Registrar, and to beneficial owners as required by applicable law. The notice shall identify the Securities (including CUSIP numbers, if any) to be redeemed and shall state:

(1) the applicable Redemption Date;

(2) the applicable Redemption Price;

(3) the conversion rights, if any, of the Securities and the conversion price as of the date of mailing of the notice of Redemption;

(4) the name and address of the Paying Agent and Conversion Agent;

(5) that Securities called for redemption may be converted at any time before the close of business on the date that is two Trading Days immediately preceding the Redemption Date;

(6) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 8 of the Securities;

(7) that Securities called for redemption must be surrendered to the Paying Agent in order to collect the applicable Redemption Price;

(8) that interest on Securities called for redemption ceases to accrue on and after the applicable Redemption Date (unless funds, and if applicable, shares of Common Stock, in the requisite amount are not paid or made available for payment on that date), and the amount of interest accrued on the Securities called for redemption up to but not including the applicable Redemption Date;

(9) if less than all of any Security is to be redeemed, the principal amount of such Security to be redeemed;

(10) the CUSIP number, if any, printed on the Securities being redeemed; and

(11) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures. Upon ten days prior notice to the Trustee, the Company may request that the Trustee mail the notice of redemption (prepared by the Company) in the Company’s name and at its expense.

SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION

Once notice of a Redemption is mailed, Securities called for redemption, unless theretofore converted into Common Stock pursuant to the terms of this Indenture, shall become due and payable on the applicable Redemption Date at the applicable Redemption Price. Upon surrender to the Paying Agent, such Securities shall be paid at the applicable Redemption Price plus accrued interest to the applicable Redemption Date; PROVIDED that in the event that the Redemption Date falls on or after any regular semi-annual record date but before the interest payment date with respect to such record date, then accrued interest on Securities so redeemed on the Redemption Date will be paid on such interest payment date, rather than such Redemption Date, as provided in paragraph 2 of the Securities.

On and after the applicable Redemption Date, interest shall cease to accrue on Securities or any portion of them called for Redemption; PROVIDED that funds in the requisite amount are paid or made available for payment on that date.

SECTION 3.05. DEPOSIT OF REDEMPTION PRICE

No later than 11:00 a.m. on the applicable Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.03) an amount of money (which shall be in immediately available funds on such Redemption Date) sufficient to pay the applicable Redemption Price of and accrued interest on all Securities to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company (or, if the Company is acting as its own Paying Agent, release from such trust) any money deposited with the Trustee or the Paying Agent by the Company or so segregated and held in trust for the redemption of such Securities in excess of the amounts, including but not limited to any amounts in respect of Securities that are converted (subject to Section 11.02), necessary to pay the applicable Redemption Price of, and accrued interest on, all Securities to be redeemed.

SECTION 3.06. SECURITIES REDEEMED IN PART

Upon surrender to the Trustee of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4.

REPURCHASES

SECTION 4.01. REPURCHASE UPON FUNDAMENTAL CHANGE

The Company covenants and agrees that, in the event that there occurs a Fundamental Change (as defined in Section 4.04(b) hereof), each Holder will have the right, at such Holder’s option, to require the Company to repurchase all, or any portion that is an integral multiple of $1,000, of such Holder’s Securities on the Fundamental Change Purchase Date (as defined in Section 4.03 below) selected by the Company as provided below at a repurchase price (the “Fundamental Change Purchase Price”) which is equal to 100% of the principal amount of such Securities plus accrued interest to the Fundamental Change Purchase Date; PROVIDED that if the Fundamental Change Purchase Date is on or after an interest record date but on or prior to the related interest payment date, interest will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date. Notwithstanding the foregoing or any other provision of this Indenture, except as specifically contemplated by the Settlement Agreement, no Holder shall have the right to require the Company to repurchase all or any portion of such Holder’s Securities as a result of the ABC Radio Transaction or any of the Company’s actions relating thereto or relating to the Transaction Documents, including, without limitation, under the Merger Agreement, the Support Agreement or the Tax Sharing and Indemnification Agreement.

SECTION 4.02. NOTICES, ETC.

Unless the Company shall have theretofore called for Redemption of all the outstanding Securities, on or before the 30th day after the occurrence of a Fundamental Change, the Company shall deliver to the Trustee, and the Company shall, or, if so requested by the Company upon ten days’ prior written notice, the Trustee shall, in the name of the Company and at its expense, deliver by first-class mail to each Holder at such Holder’s address appearing in the Securities Register a written notice (the “Fundamental Change Company Notice”) which shall include a form of Purchase Notice and which shall state:

(1) briefly, the nature of the Fundamental Change and the date of such Fundamental Change;

(2) the Final Surrender Date;

(3) the Fundamental Change Purchase Date;

(4) the Fundamental Change Purchase Price;

(5) if the Company elects to pay the Fundamental Change Purchase Price in shares of Common Stock or a combination of cash and shares of Common Stock, the method of calculating the Quoted Price of the shares of Common Stock;

(6) that because the Quoted Price of the shares of Common Stock will be determined prior to the Fundamental Change Purchase Date, Holders of the Securities will bear the market risk that the shares of Common Stock to be received will decline in value between the date such Quoted Price is determined and the Fundamental Change Purchase Date;

(7) the name and address of the Paying Agent and the Conversion Agent;

(8) the conversion rights, if any, of the Securities and the conversion price applicable as of the date of the Fundamental Change Company Notice;

(9) if the Security is a Certificated Security, that the Security must be surrendered to the Paying Agent to collect payment;

(10) that the Fundamental Change Purchase Price for any Security will be paid promptly following the Fundamental Change Purchase Date, or if the Security is a Certificated Security, the later of the Fundamental Change Purchase Date and the time of surrender of such Security;

(11) the procedures the Holder must follow to exercise its rights under Section 4.01; and

(12) that, unless the Company defaults in making payment of such Fundamental Change Purchase Price, interest on Securities subject to purchase by the Company will cease to accrue on and after the Fundamental Change Purchase Date.

The Company shall also cause a copy of such Fundamental Change Company Notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York.

No failure of the Company to give the foregoing notices or defect therein shall limit any Holder’s right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Securities.

If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures.

SECTION 4.03. EXERCISING FUNDAMENTAL CHANGE REPURCHASE RIGHT

(a) To elect repurchase of any Securities or portion thereof upon a Fundamental Change, the Holder will be required to surrender, on or before the Final Surrender Date (as defined below), (i) in the case of Global Securities, to the Conversion Agent by book-entry delivery, of the interest in the Security in global form to be repurchased, or (ii) in the case of definitive Securities, at any place where principal is payable, such Security duly endorsed or assigned to the Company or in blank, together in each case (i) and (ii) with a Purchase Notice. Election of repurchase by a Holder shall be irrevocable (unless the Company defaults in payment of the Fundamental Change Purchase Price for the Securities on the Fundamental Change Purchase Date) and the right to convert the Securities as to which such Holder has made such election shall expire when such Securities are so surrendered (unless the Company defaults in payment of the Fundamental Change Purchase Price for the Securities on the Fundamental Change Purchase Date and such election is revoked). “Final Surrender Date” shall mean the date which is, subject to any contrary requirements of applicable law, 60 days after the date of mailing of the Fundamental Change Company Notice. “Fundamental Change Purchase Date” shall mean the date selected by the Company for the repurchase of the Securities that is not less than 10 and not more than 30 days after the Final Surrender Date.

(b) In the event a repurchase right shall be exercised in accordance with the terms hereof, on the Fundamental Change Purchase Date, the Company shall accept for payment all Securities or portions thereof properly tendered pursuant to the Fundamental Change Company Notice and deposit with or pay or cause to be paid to the Trustee the Fundamental Change Purchase Price, in cash or shares of Common Stock, as provided below, for payment by the Trustee to the Holder on the Fundamental Change Purchase Date; PROVIDED, HOWEVER, that installments of interest that mature on or prior to the Fundamental Change Purchase Date shall be payable in cash to the Holders of such Securities, registered as such at the close of business on the relevant record date specified in the Securities according to the terms and provisions of Article 2.

(c) If any Security surrendered for repurchase shall not be so paid on the Fundamental Change Purchase Date, the principal amount shall, until the Fundamental Change Purchase Price (as calculated at the date of payment) is paid, continue to bear interest from the Fundamental Change Purchase Date at the rate borne by the Security and each such Security shall continue to remain convertible into Common Stock until said Fundamental Change Purchase Price shall have been paid to the Holder or duly provided for by deposit with the Paying Agent in immediately available funds without restriction.

(d) Any Security which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder without service charge, a new Security or Securities, in an authorized denomination in aggregate principal amount equal to and in exchange for the unpurchased portion of the principal of the Security so surrendered; PROVIDED that each such new Security shall be in a principal amount of U.S. $1,000 or an integral multiple thereof.

(e) Prior to 11:00 a.m. (local time in the City of New York) on the Business Day preceding the Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.03(c)) an amount of money or Common Stock (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Fundamental Change Purchase Price of, together with all accrued interest to, but not including, the Fundamental Change Purchase Date on, all the Securities or portions thereof which are to be purchased as of the Fundamental Change Purchase Date.

(f) If the Paying Agent has received consideration sufficient to pay the Fundamental Change Purchase Price as described in Section 4.03(e), then on the Fundamental Change Purchase Date any surrendered Security will cease to be outstanding and interest on such Security will cease to accrue. After the Security ceases to be outstanding, all rights of the Holder shall terminate other than the right to receive the Fundamental Change Purchase Price (together with accrued interest up to but not including the Fundamental Change Purchase Date) upon delivery of the Security.

(g) The Company shall pay the Fundamental Change Purchase Price, at its option, either in cash or Common Stock (or a combination of cash and Common Stock) and shall specify the type of consideration for the Fundamental Change Purchase Price in the Fundamental Change Company Notice; PROVIDED, HOWEVER, that the Company’s right to exercise its election to repurchase Securities through the issuance of shares of Common Stock shall be conditioned upon:

(1) the registration of such shares of Common Stock under the Securities Act, if required;

(2) any qualification of such shares of Common Stock under the applicable state securities laws, if necessary, or the availability of an exemption from such qualification;

(3) the listing of such shares of Common Stock on any United States national securities exchange on which the Common Stock is then listed or the quotation of such shares of Common Stock in any inter-dealer quotation system of any registered United States national securities association through which the Common Stock is then traded;

(4) the receipt by the Trustee of an Officers’ Certificate stating: (i) that the terms of the issuance of the shares of Common Stock are in conformity with the Indenture; (ii) that the shares of Common Stock to be issued in payment of the Fundamental Change Purchase Price in respect of the Securities have been duly authorized and, when issued and delivered pursuant to the terms of the Indenture in payment of the Fundamental Change Purchase Price in respect of Securities, will be validly issued, fully paid, non-assessable and free from preemptive rights; (iii) that the conditions in clauses (i) and (ii) of this paragraph (4) and the conditions in paragraphs (1) – (3) above have been satisfied in all material respects; and (iv) the number of shares of Common Stock to be issued for each $1,000 principal amount of Securities and the Quoted Price of a share of Common Stock on each Trading Day during the period over which the average Quoted Price is calculated; and

(5) the receipt by the Trustee of an Opinion of Counsel stating that: (i) the shares of Common Stock to be issued in payment of the Fundamental Change Purchase Price in respect of Securities have been duly authorized, and when issued and delivered pursuant to the terms of the Indenture in payment of the Fundamental Change Purchase Price in respect of Securities, will be validly issued, fully paid and non-assessable and (ii) the shares of Common Stock to be issued upon payment of the Fundamental Change Purchase Price are not subject to any restrictions on transfer under the Securities Act.

If the foregoing conditions are not satisfied prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date, the Company shall pay the entire Fundamental Change Purchase Price in respect of the Securities being repurchased in cash.

Payments made in Common Stock in accordance with this Section 4.03(g) will be valued at 97% of the average of the Quoted Prices of the Common Stock for the five consecutive Trading Days ending on the Trading Day immediately preceding the Fundamental Change Purchase Date.

The Company will not issue fractional shares of Common Stock upon payment of the Fundamental Change Purchase Price with Common Stock. In lieu thereof, the Company will pay an amount in cash for the current market value of the fractional shares. The current market value of a fractional share shall be determined (calculated to the nearest 1/1000th of a share) by the Company by multiplying the Quoted Price of the Common Stock on the Trading Day immediately prior to the Fundamental Change Purchase Date by such fractional share and rounding the product to the nearest whole cent.

(h) There shall be no purchase of any Securities pursuant to this Section 4.03 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Fundamental Change Purchase Price with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price with respect to such Securities) in which case, upon such return, the Purchase Notice with respect thereto shall be deemed to have been withdrawn.

(i) The Company shall purchase from the Holder thereof, if surrendered pursuant to this Section 4.03, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

(j) Any purchase by the Company contemplated pursuant to the provisions of this Section 4.03 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Purchase Date and the time of delivery of the Security.

(k) Any issuance of shares of Common Stock in respect of the Fundamental Change Purchase Price shall be deemed to have been effected immediately prior to the close of business on the Fundamental Change Purchase Date and the Person and Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such purchase shall be deemed to have become on the Fundamental Change Purchase Date the holder or holders of record of the shares represented thereby; PROVIDED, HOWEVER, that any surrender for purchase on a date when the stock transfer books of the Company are closed shall be effective to constitute the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. No payment or adjustment shall be made for dividends or distributions on any Common Stock issued upon purchase of any Security declared prior to the Fundamental Change Purchase Date.

SECTION 4.04. CERTAIN DEFINITIONS

For purposes of this Article:

(a) The term “Capital Stock” shall mean capital stock of the Company that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, to shares of capital stock of any other class of the Company;

(b) The term “Fundamental Change” shall mean any of the following:

(1) a “person” or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), becoming the “beneficial owner” (as defined in Rule l3d-3 under the Exchange Act) of Voting Shares (as defined below) of the Company entitled to exercise more than 50% (or, in case such person is a Principal or a Related Party, 100%), of the total voting power of all outstanding Voting Shares of the Company (including any right to acquire Voting Shares that are not then outstanding of which such person or group is deemed the beneficial owner); or

(2) a change in the Board of Directors in which the individuals who constituted the Board of Directors at the beginning of the two-year period immediately preceding such change (together with any other director whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office or designated or nominated by a Principal or a Related Party; or

(3) any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any sale or transfer of all or substantially all of the assets of the Company to another Person (other than (i) a stock-for-stock merger, (ii) a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock, (iii) a merger that is effected solely to change the jurisdiction of incorporation of the Company, (iv) any consolidation with or merger of the Company into a wholly owned subsidiary, or any sale or transfer by the Company of all or substantially all of its assets to one or more of its wholly owned subsidiaries, in any one transaction or a series of transactions, or (v) any transaction in which the Principals and/or Related Parties have, directly or indirectly, 50% or more of the total voting power of all shares of capital stock of the continuing or surviving corporation or entity to which such assets are sold or transferred, entitled to vote generally in elections of directors of the continuing or surviving corporation immediately after the transaction, PROVIDED, in any such case (i)-(v), that the resulting corporation or each such subsidiary assumes or guarantees the Company’s obligations under the Securities);

PROVIDED, HOWEVER, that a Fundamental Change shall not occur with respect to any such transaction in paragraphs (1), (2) or (3) above if either (x) the last sale price of the Common Stock for any five Trading Days during the ten Trading Days immediately preceding the later of the public announcement by the Company of such transaction or the occurrence of such Fundamental Change is at least equal to 105% of the conversion price in effect on such Trading Day or (y) the consideration in such transaction to the holders of Common Stock consists of cash, securities that are, or immediately upon issuance will be, listed on a national securities exchange or quoted on The Nasdaq National Market, or a combination of cash and such securities, and the aggregate fair market value of such consideration (which, in the case of such securities, shall be equal to the average of the last sale prices of such securities during the ten consecutive Trading Days commencing with the sixth Trading Day following consummation of the transaction) is at least 105% of the conversion price in effect on the date immediately preceding the closing date of such transaction, PROVIDED FURTHER, HOWEVER, that any action made or taken by the Company that is related in any way to the ABC Radio Transaction or to the Transaction Documents, including, without limitation, the Merger Agreement, the Support Agreement or the Tax Sharing and Indemnification Agreement, shall not be deemed a Fundamental Change;

(c) The term “Person” shall include any syndicate or group which would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act as in effect on the date of the original execution of this Indenture; and

(d) The term “Principal” means each of Forstmann Little & Co. Equity Partnership – VI, L.P., Forstmann Little & Co. Equity Partnership – VII, L.P., Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership – VII, L.P. and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership – VIII, L.P. and any of their respective affiliates, and each Officer of the Company as of the date of this Indenture.

(e) The term “Related Party” means (i) any controlling stockholder, 80% or more owned subsidiary, or immediate family member (in the case of an individual) of any Principal, or (ii) any trust, corporation, partnership or other entity, the Persons holding an 80% or more interest of which consist of any one or more Principals and/or such other Persons referred to in (ii) above.

(f) The term “Voting Shares” shall mean all outstanding shares of any class or series (however designated) of Capital Stock entitled to vote generally in the election of members of the Board of Directors.

ARTICLE 5.

COVENANTS

SECTION 5.01. PAYMENT OF SECURITIES

The Company shall pay the principal of and premium, if any, and interest on, and the Fundamental Change Purchase Price, if any, of the Securities on the dates and in the manner provided in the Securities and this Indenture. Principal, premium, if any, and Fundamental Change Purchase Price, if any, and interest shall be considered paid on the date due if the Paying Agent (other than the Company) holds on that date money sufficient to pay all principal, premium, if any, and interest then due and that is immediately available on such date for payment to the Holders and that is not subject to restriction including, but not limited to, the restrictions set forth in Article 12 hereof.

The Company shall pay interest on overdue principal and premium, if any, at the rate per annum borne by the Securities; it shall pay interest on overdue installments of interest at the same rate per annum to the extent lawful.

SECTION 5.02. MAINTENANCE OF OFFICES OR AGENCIES

The Company will maintain an office or agency where the Securities may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Company may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; PROVIDED, HOWEVER, that until all of the Securities have been delivered to the Trustee for cancellation, or moneys sufficient to pay the principal of, premium, if any, and interest on the Securities have been made available for payment and either paid or returned to the Company pursuant to the provisions of Section 5.02, the Company will maintain an office or agency where Securities may be presented or surrendered for payment and conversion, which shall initially be the Corporate Trust Office of the Trustee, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee, and notice to the Holders in accordance with Section 13.02, of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.

The Company hereby initially designates the Trustee as Paying Agent, Security Registrar and Conversion Agent, and the Corporate Trust Office of the Trustee as one such office or agency of the Company for each of the aforesaid purposes.

SECTION 5.03. COMMISSION REPORTS

The Company shall comply with the provisions of TIA Section 314(a).

SECTION 5.04. COMPLIANCE CERTIFICATE

The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Indenture, specifying any known Events of Default. For purposes of this Section 5.04, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. The first certificate pursuant to this Section shall be for the year ending on December 31, 2004.

SECTION 5.05. CORPORATE EXISTENCE

Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory), licenses and franchises; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 5.06. NOTICE OF DEFAULTS

In the event that the Company becomes aware of an Event of Default described in Section 7.01, the Company will promptly give written notice to the Trustee of such occurrence, or of the occurrence of an event which, with the giving of notice or the passage of time, or both, would entitle the holder or holders of such indebtedness to declare such indebtedness due and payable before its maturity. Such notice shall set forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

SECTION 5.07. FURTHER INSTRUMENTS AND ACTS

Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

SECTION 5.08. RESALE OF CERTAIN SECURITIES

During the period beginning on the last date of original issuance of the Securities and ending on the date that is two years from such date, the Company will not, and will use its best efforts not to permit any of its “affiliates” (as defined under Rule 144 under the Securities Act or any successor provision thereto) to, resell (x) any Securities which constitute “restricted securities” under Rule 144 or (y) any securities into which the Securities have been converted under this Indenture which constitute “restricted securities” under Rule 144, that in either case have been reacquired by any of them. The Trustee shall have no responsibility in respect of the Company’s performance of its agreement in the preceding sentence.

SECTION 5.09. DELIVERY OF CERTAIN INFORMATION

At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder of a Restricted Security or the holder of shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder of Restricted Securities or such holder of shares of Common Stock issued upon conversion of Restricted Securities, or to a prospective purchaser of any such security designated by any such Holder or holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A (or any successor provision thereto) in connection with the resale of any such security; PROVIDED, HOWEVER, that the Company shall not be required to furnish such information in connection with any request made on or after the date that is two years from the later of (i) the date such a security (or any such predecessor security) was last acquired from the Company or (ii) the date such a security (or any such predecessor security) was last acquired from an “affiliate” of the Company within the meaning of Rule 144 (or any successor provision thereto). “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

SECTION 5.10. PAYMENT OF TAXES AND OTHER CLAIMS

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary, and, subject to Section 11.04, all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance or conversion of any Securities or with respect to this Indenture except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

SECTION 5.11. REGISTRATION AND LISTING

The Company will effect all registrations with, and obtain all approvals by, all governmental authorities that may be necessary under any United States Federal or state law (including the Securities Act, the Exchange Act and state securities and Blue Sky laws) before the shares of Common Stock issuable upon conversion of Securities are issued and delivered.

ARTICLE 6.

SUCCESSORS

SECTION 6.01. WHEN COMPANY MAY MERGE, ETC.

The Company shall not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person unless:

(1) the Company is the surviving person or that Person is a corporation organized under the laws of the United States, any state thereof or the District of Columbia;

(2) that Person assumes by supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture, except that it need not assume the obligations of the Company as to conversion of Securities if pursuant to Section 11.17 the Company or another Person enters into a supplemental indenture obligating it to deliver securities, cash or other assets upon conversion of Securities;

(3) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and

(4) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for related to such transaction have been complied with.

The surviving, transferee or lessee corporation shall be the successor Company, but the predecessor Company in the case of a transfer or lease shall not be released from the obligation to pay the principal amount or Fundamental Change Purchase Price of and premium, if any, and interest on the Securities.

SECTION 6.02. SUCCESSOR SUBSTITUTED

Upon any consolidation of the Company with, or merger of the Company into any other Person or any conveyance, transfer or lease of all or substantially all the properties and assets of the Company in accordance with Section 6.01, the successor Person formed by such consolidation or into or with which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 7.

DEFAULTS AND REMEDIES

SECTION 7.01. EVENTS OF DEFAULT

An “Event of Default” occurs if:

(1) the Company defaults in the payment of interest on any Security when the same becomes due and payable and the Default continues uncured for a period of 30 days, whether or not such payment is prohibited or restricted by the provisions of Article 12;

(2) the Company defaults in the payment of (A) principal of or premium, if any, on any Security when the same becomes due and payable, whether at maturity, upon Redemption or otherwise, or (B) the Fundamental Change Purchase Price in respect of any Security when due, in either case whether or not such payment is prohibited or restricted by the provisions of Article 12;

(3) the Company defaults in the performance of any other covenants or agreements in this Indenture and such default continues for the period and after the notice specified below;

(4) the Company defaults in the payment when due, including any applicable grace period, in respect of indebtedness for borrowed money of the Company, which payment is in an amount in excess of $20,000,000, or the Company defaults with respect to any indebtedness for borrowed money of the Company, which default results in acceleration of any such indebtedness which is in an amount of in excess of $20,000,000;

(5) the Company pursuant to or within the meaning of any Bankruptcy Law (as defined below):

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian (as defined below) of it or for all or substantially all of its property; or

(D) makes a general assignment for the benefit of its creditors; or

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company in an involuntary case;

(B) appoints a Custodian of the Company or for all or substantially all of its property, and the order or decree remains unstayed and in effect for 90 consecutive days; or

(C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 90 consecutive days.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

A Default under clause (3) above is not an Event of Default until the Trustee or, subject to Section 2.08, the Holders of at least 25% in aggregate principal amount of the Securities notify the Company in writing of the Default and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”. When a Default is cured, it ceases to exist.

SECTION 7.02. ACCELERATION

If any Event of Default described in Section 7.01(1) through (4) occurs and is continuing, the Trustee, by written notice to the Company, or, subject to Section 2.08, the Holders of at least 25% in aggregate principal amount of the outstanding Securities, by written notice to the Company and the Trustee, may declare the principal of and accrued interest on all Securities to be due and payable. Upon such declaration such principal and interest shall be due and payable immediately. If any Event of Default described in Section 7.01(5) or (6) occurs the principal of and accrued interest on all Securities shall automatically become due and payable, without any action required of the Trustee or the Holders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, and if all payments (including fees and expenses) due to the Trustee have been paid.

SECTION 7.03. OTHER REMEDIES

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or the Fundamental Change Purchase Price of or premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. To the extent permitted by law, no remedy is exclusive of any other remedy and all remedies are cumulative.

SECTION 7.04. WAIVER OF PAST DEFAULTS

Subject to Section 2.08, the Holders of a majority in aggregate principal amount of the Securities by written notice to the Trustee may waive an existing Default and its consequences except a Default in the payment of the principal of or premium, if any, or interest on any Security or a Default under Article 11. When a Default is waived, it is cured and ceases to exist. This Section 7.04 shall be in lieu of TIA Section 316(a)(1)(B), and TIA Section 316(a)(1)(B) is hereby expressly excluded from this Indenture and Section, as permitted by the TIA.

SECTION 7.05. CONTROL BY MAJORITY

Subject to Section 2.08, the Holders of a majority in aggregate principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of another Securityholder, or would expose the Trustee to liability or expense for which it has not been offered reasonably satisfactory indemnity. This Section 7.05 shall be in lieu of TIA Section 316(a)(1)(A), and TIA Section 316(a)(1)(A) is hereby expressly excluded from this Indenture and Section, as permitted by the TIA.

SECTION 7.06. LIMITATION ON SUITS

A Securityholder may pursue any remedy with respect to this Indenture or the Securities only if:

(1) the Holder gives to the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be, or which may be, incurred by the Trustee in pursuing the remedy;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

SECTION 7.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal of and premium, if any, and interest on the Security on or after the respective due dates expressed in the Security, and to convert such Security in accordance with Article 11, or to bring suit for the enforcement of any such payment on or after such respective due dates and such right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 7.08. COLLECTION SUIT BY TRUSTEE

If an Event of Default specified in Section 7.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount of principal, premium, if any, Fundamental Change Purchase Price, if any, and interest remaining unpaid together with interest on overdue principal and premium, if any, and on the principal amount of any Security for which the Fundamental Change Purchase Price is overdue, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum set forth in the title of the Securities.

SECTION 7.09. TRUSTEE MAY FILE PROOFS OF CLAIM

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceeding relative to the Company, its creditors or its property.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceedings.

SECTION 7.10. PRIORITIES

If the Trustee collects any money or property pursuant to this Article 7, it shall pay out the money or property in the following order:

First: to the Trustee for amounts due under Section 8.07 or any other provision of this Indenture;

Second: to holders of Senior Indebtedness to the extent required by Article 12;

Third: to Securityholders for amounts due and unpaid on the Securities for principal, premium, if any, Fundamental Change Purchase Price, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, Fundamental Change Purchase Price, if any, and interest, respectively; and

Fourth: to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 7.10.

SECTION 7.11. UNDERTAKING FOR COSTS

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.07, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the Securities then outstanding.

ARTICLE 8.

TRUSTEE

SECTION 8.01. DUTIES OF TRUSTEE

(a) If to the knowledge of the Trustee an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not verify the accuracy of the contents thereof.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and need not be invested except as agreed to by the Trustee.

(f) The Trustee agrees to be bound by the terms of the Settlement Agreement. The Trustee further agrees that is shall refrain from taking any action that would amend, modify, supplement, unwind, vacate, invalidate or supersede the Settlement Agreement without the prior written consent of the Company.

SECTION 8.02. RIGHTS OF TRUSTEE

Subject to Section 8.01:

(a) the Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document;

(b) before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel;

(c) the Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

(d) the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers;

(e) the Trustee may consult with counsel of its selection, and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel;

(f) the Trustee shall not be required to give any bond or surety in respect of the execution of its trusts and powers or in respect of this Indenture;

(g) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee (if requested by the Trustee) security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(i) the Trustee shall not be deemed to have knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(k) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 8.03. INDIVIDUAL RIGHTS OF TRUSTEE

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights the Trustee would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 8.04. TRUSTEE’S DISCLAIMER

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, shall not be accountable for the Company’s use of the proceeds from the sale of the Securities or the use or application of any money received by any Paying Agent other than the Trustee, and shall not be responsible for any statement in the Securities other than the Trustee’s certificate of authentication.

SECTION 8.05. NOTICE OF DEFAULTS

If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder, at the name and address which appear in the Securities Register, a notice of the Default within 90 days after the Default occurs. Except in the case of a Default in payment of the principal of or premium, if any, or interest on any Security, the Trustee may withhold the notice if and so long as its board of directors, the executive committee, or a trust committee of its directors and/or Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders. The Trustee shall not be deemed to have notice of any Default or Event of Default other than as described in clauses (1) or (2) of Section 7.01 unless it shall have received written notice thereof from the Company or any Securityholder, or a Responsible Officer has actual knowledge thereof. The foregoing sentence of this Section 8.05 shall be in lieu of the proviso to TIA Section 315(b), and such proviso to TIA Section 315(b) is hereby expressly excluded from this Indenture and Section, as permitted by the TIA.

SECTION 8.06. REPORTS BY TRUSTEE TO HOLDERS

If required by TIA Section 313(a), within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b), (c) and (d).

A copy of each such report at the time of its mailing to Securityholders shall also be mailed to the Company and shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed.

The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or of any delisting thereof.

SECTION 8.07. COMPENSATION AND INDEMNITY

The Company shall from time to time pay to the Trustee such compensation for its services as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee, within 45 days after receiving request therefor, for all reasonable out-of-pocket disbursements, fees and expenses incurred by the Trustee in connection with the performance of its duties under this Indenture, including without limitation those incurred in connection with the enforcement of any remedy hereunder or the interpretation of any provision hereunder. Such expenses may include the reasonable compensation and out-of-pocket expenses of the Trustee’s agents and counsel. All rights, protections and benefits of the Trustee shall extend to the Trustee acting as Conversion Agent, Paying Agent, Registrar or other Agent with respect hereto.

The Company shall indemnify the Trustee or any predecessor Trustee and their agents for, and hold them harmless against, any loss, damage, claim, expense or liability, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it in connection with this Indenture, including the costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or bad faith. The Trustee shall promptly notify the Company of any claim for which the Trustee may seek indemnity, including costs and expenses of defending itself against any claim for liability arising from the exercise or performance of any of its powers or duties hereunder.

The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its negligence or bad faith.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of, and premium, if any, and interest on particular Securities.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.01(5) or (6) occurs, the expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

Notwithstanding any provision hereof to the contrary, the Trustee’s lien shall not be subordinated to that of Senior Indebtedness.

The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

SECTION 8.08. REPLACEMENT OF TRUSTEE

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

(1)	the Trustee fails to comply with Section 8.10;

(2)	the Trustee is adjudged a bankrupt or an insolvent;

(3)	a receiver or other public officer takes charge of the Trustee or its property; or

(4)	the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 8.10, any Securityholder or beneficial owner may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee (subject to the lien provided for in Section 8.07), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. For the avoidance of doubt, a successor Trustee, prior to its acceptance and as a condition of appointment, shall agree in writing to be bound by the terms of the Settlement Agreement and shall agree to refrain from taking any action that would amend, modify, supplement, unwind, vacate, invalidate or supersede the Settlement Agreement without the prior written consent of the Company.

The successor Trustee shall mail a notice of its succession to Securityholders.

SECTION 8.09. SUCCESSOR TRUSTEE, AGENTS BY MERGER, ETC.

If the Trustee or any Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or Agent, as the case may be.

SECTION 8.10. ELIGIBILITY; DISQUALIFICATION

This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1) and 310(a)(5). The Trustee (or in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b).

SECTION 8.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 8.12. TRUSTEE’S APPLICATION FOR INSTRUCTIONS FROM THE COMPANY

Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 9.

DISCHARGE OF INDENTURE

SECTION 9.01. TERMINATION OF COMPANY’S OBLIGATIONS

The Company may terminate all of its obligations under this Indenture if:

(a) (1) the Securities mature within one year or all of them are to be called for redemption (and the Securities are redeemable) within one year and arrangements satisfactory to the Trustee are made with respect to the giving of the notice of redemption; and

(2) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient to pay, when due, the principal of and premium, if any, and interest on the Securities to maturity or redemption, as the case may be. The Company may make such deposit only during the one-year period referred to in paragraph (1) above and only if Article 12 permits it; or

(b) all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 9.03) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder.

However, the obligations in Sections 2.02, 2.04, 2.05, 2.06, 2.13, 5.01, 5.02, 8.07, 8.08, 9.02, 9.03, 9.04 and 9.05 and in Article 11 shall survive until the Securities are no longer outstanding. Thereafter the obligations in Sections 8.07, 9.03 and 9.04 shall survive.

After a termination of the Company’s obligations in accordance with this Section, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under this Indenture except for those surviving obligations specified above.

In order to have money available on a payment date to pay principal of and premium, if any, or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money.

“U.S. Government Obligations” means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

SECTION 9.02. APPLICATION OF TRUST MONEY

The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 9.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and premium, if any, and interest on the Securities. Money and securities so held in trust are not subject to Article 12.

SECTION 9.03. REPAYMENT TO COMPANY

The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

Subject to the requirements of applicable law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or premium, if any, or interest that remains unclaimed for two years; PROVIDED, HOWEVER, that, before being required to make any such repayment, the Trustee or such Paying Agent shall, if the Company so requests and at the expense of the Company, cause to be published once a week for two successive weeks, in each case on any day of the week, in an authorized newspaper in the Borough of Manhattan, The City of New York, or mail to each such Holder, a notice (in such form as may be deemed appropriate by such Trustee or Paying Agent) that said monies remain unclaimed and that, after a date named therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of said monies then remaining will be returned to the Company. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

SECTION 9.04. INDEMNITY FOR GOVERNMENT OBLIGATIONS

The Company shall pay and shall indemnify the Trustee and each Securityholder against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such obligations.

SECTION 9.05. REINSTATEMENT

If the Trustee is unable to apply any money or United States Government Obligations in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee is permitted to apply all such money or United States Government Obligations in accordance with Section 9.01; PROVIDED, HOWEVER, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or United States Government Obligations held by the Trustee.

ARTICLE 10.

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01. WITHOUT CONSENT OF HOLDERS

The Company and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Securityholder:

(1) to cure any ambiguity, defect or inconsistency herein or in the Securities;

(2) to comply with Section 6.01;

(3) to make any change that does not materially adversely affect the rights of any Securityholder;

(4) to make provision with respect to the conversion rights of Holders pursuant to the requirements of Section 11.17;

(5) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(6) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA or otherwise as necessary to comply with applicable law;

(8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

(9) subject to Section 12.10 and Section 12.11, to make any changes in Article 12 that would limit or terminate the benefits available to any holder of Senior Indebtedness under such Article.

SECTION 10.02. WITH CONSENT OF HOLDERS

The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities, and the Holders of a majority in aggregate principal amount of the Securities may waive compliance by the Company with any provision of this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment, supplement or waiver under this Section may not:

(1) change the stated maturity date of the principal of, or interest on, any Security or adversely affect the right of a Holder to convert any Security;

(2) reduce the principal amount, applicable Redemption Price, Fundamental Change Purchase Price of, or interest on, any Security;

(3) change the currency for payment of principal or for the payment of the applicable Redemption Price or the Fundamental Change Purchase Price of, or interest on, any Security;

(4) impair the right to institute suit for the enforcement of any payment on or with respect to any Security;

(5) make any change in Article 12 that adversely affects the rights of any Securityholder;

(6) reduce the principal amount of Securities whose Holders must consent to an amendment or supplement of this Indenture or the waiver of defaults or compliance hereunder; or

(7) make any change in Section 7.04, 7.07 or this 10.02 (second sentence).

An amendment under this Section may not make any change that adversely affects the rights under Article 12 of any holder of an issue of Senior Indebtedness unless the holders of the issue pursuant to its terms consent to the change.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. The Company may establish, by delivery of an Officers’ Certificate to the Trustee, a record date for determining Securityholders of record entitled to give any consent or waiver.

After an amendment or supplement under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing the amendment or supplement. Any failure of the Company to mail any such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture.

SECTION 10.03. COMPLIANCE WITH TRUST INDENTURE ACT

Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 10.04. REVOCATION AND EFFECT OF CONSENTS

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to such Security or portion of a Security if a Responsible Officer of the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder. Notwithstanding the foregoing, if a record date has been established for the purpose of determining Securityholders entitled to consent, such written notice of revocation must be signed by the Securityholder of record as of the record date or his duly appointed proxy.

SECTION 10.05. NOTATION ON OR EXCHANGE OF SECURITIES

The Trustee may place an appropriate notation relating to an amendment, supplement or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue, and the Trustee shall authenticate, new Securities that reflect the amendment, supplement or waiver.

SECTION 10.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or Section 11.17 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 8.01) shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

The Trustee shall sign any amendment or supplement authorized pursuant to this Article if the amendment or supplement does not adversely affect the rights of the Trustee. If the amendment or supplement does adversely affect the Trustee’s rights, the Trustee may, but need not, sign it.

ARTICLE 11.

CONVERSION

SECTION 11.01. CONVERSION PRIVILEGE

Subject to and upon compliance with the provisions of this Article and paragraph 8 of the Securities, at the option of the Holder thereof, any portion of the principle amount of any Security that is an integral multiple of $1,000 may be converted into fully paid and non-assessable shares of Common Stock at any time on or prior to the close of business on February 15, 2011, subject in the case of conversion of any Global Security to any Applicable Procedures. The conversion right with respect to a Security or the portion thereof that the Company has elected to redeem or the Holder has elected to have repurchased by the Company in accordance with Article 4 hereof will terminate on the date (i) that is two Trading Days immediately preceding the applicable Redemption Date, or (ii) that the Holder has elected to participate in a repurchase upon a Fundamental Change, unless, in any case, the Company defaults in making the payment due upon such redemption or repurchase (in which case the conversion right will terminate at the close of business on the date such default is cured). The number of shares issuable upon conversion of a Security is determined by dividing the principal amount to be converted by the conversion price in effect on the conversion date, and rounding the result to the nearest 1/l00th of a share, with 500/1,000th of a share to be rounded up.

The initial conversion price is stated in paragraph 8 of the Securities. The conversion price is subject to adjustment as provided in this Article 11.

If a Security is converted into Common Stock pursuant to this Article 11, it ceases to be outstanding and interest on it ceases to accrue on the day of surrender of such Security for conversion.

SECTION 11.02. CONVERSION PROCEDURE

To convert a Security a Holder must satisfy the requirements set forth in paragraph 8 of the Securities. The first date on which the Holder satisfies all those requirements in respect of a Security is the conversion date. As soon as practical on or after the conversion date, the Company shall deliver through the Conversion Agent a certificate for the number of full shares of Common Stock issuable upon the conversion of that Security and a check for any fractional share. The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the conversion date. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures.

No payment or adjustment will be made for accrued interest on a converted Security (other than the payment of interest to the Holder of a Security at the close of business on a record date pursuant to Section 2.03(b) hereof), or for dividends or distributions on any Common Stock issued upon conversion of any Security.

If a Holder converts more than one Security at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of the Securities converted.

If Common Stock is to be issued in the name of a Person other than the Holder thereof, and the restrictions on transfer of such Security set forth in the first paragraph of the face of the Security remain in effect, the Holder must provide certification regarding compliance with the restrictions on transfer, by executing an assignment in the form attached to the Security.

Securities surrendered for conversion (in whole or in part) during the period from the close of business on any regular interest payment record date to the opening of business on the next succeeding interest payment date (excluding Securities or portions thereof converted after February 1, 2011, the last record date, or (a) called for redemption on a Redemption Date or (b) subject to purchase following a Fundamental Change Purchase Date, in each case of (a) or (b) occurring during the period beginning at the close of business on a regular interest payment record date and ending at the opening of business on the first Business Day after the next succeeding interest payment date, or if such interest payment date is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the principal amount of such Security then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Security, subject to the provisions of this Indenture relating to the payment of defaulted interest by the Company.

Upon surrender of a Security that is converted in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

If the last day on which a Security may be converted is a Legal Holiday, the Security may be surrendered to that Conversion Agent on the next succeeding Business Day with the same force and effect as if surrendered on such last day.

SECTION 11.03. FRACTIONAL SHARES

The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead the Company will deliver to the converting Securityholder its check for the current market value of the fractional share. The current market value of a fraction of a share is determined by multiplying the current market price of a full share by the fraction, and rounding the result to the nearest cent, with .5 cents to be rounded up.

For purposes of this Section, the current market price of a share of Common Stock is the Quoted Price of the Common Stock on the last Trading Day prior to the conversion date.

SECTION 11.04. TAXES ON CONVERSION

If a Holder of a Security converts it, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. The Holder shall pay any such tax which is due because the shares are issued in a name other than such Holder’s.

SECTION 11.05. COMPANY TO PROVIDE STOCK

The Company shall reserve at all times and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, enough shares of Common Stock to permit the conversion of the Securities.

All shares of Common Stock which may be issued upon conversion of the Securities shall be fully paid and nonassessable.

The Company shall endeavor to comply with all applicable securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities and shall endeavor to list such shares on each national securities exchange on which the Common Stock is listed, or to have such shares approved for quotation on The Nasdaq National Market or other over-the-counter market on which the Common Stock is traded.

SECTION 11.06. ADJUSTMENT FOR CHANGE IN CAPITAL STOCK

If the Company:

(1) issues any shares of its capital stock as a dividend (or other distribution) on its Common Stock;

(2) subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock;

(3) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock; or

(4) issues by reclassification of its Common Stock any shares of its capital stock,

then the conversion privilege and the conversion price in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted will receive the number of shares of capital stock of the Company that would have been received (and if there is more than one class or series of such capital stock, then shares of each class or series in the same proportions that would have been received) upon consummation of such action by a Holder of the number of shares of Common Stock into which such Security might have been converted immediately prior to such action, with the aggregate conversion price to be divided evenly among the shares to be issued upon conversion thereof.

The adjustment described in the preceding paragraph shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

If, after an adjustment, a Holder of a Security may receive shares of two or more classes or series of capital stock of the Company upon conversion of such Security, the Company shall determine the allocation of the adjusted conversion price between or among such classes or series of capital stock based on a good faith estimate of the relative fair market values as determined in good faith by the Board of Directors and set forth in a certified resolution filed with the Trustee. After such allocation, the conversion privilege and the conversion price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Article.

SECTION 11.07. ADJUSTMENT FOR RIGHTS ISSUE

If the Company distributes any rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (as defined in Section 11.11), then, on the Record Date (as defined in this Section 11.07), the conversion price shall be adjusted in accordance with the formula:

O + (N x P)
AC = CC x	M
O + N

where:

AC	=	the adjusted conversion price.

CC	=	the conversion price in effect immediately prior to the close of business on the Record Date.

O	=	the number of shares of Common Stock outstanding at the close of business on the Record Date.

N	=	the number of additional shares of Common Stock offered.

P	=	the offering price per share of the additional shares.

M	=	the current market price per share of Common Stock on the Record Date (as defined in this Section 11.07).

The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants (for purposes of this Section 11.07 only, the “Record Date”).

SECTION 11.08. ADJUSTMENT FOR CERTAIN DISTRIBUTIONS

Subject to the last paragraph of this Section 11.08, if the Company distributes to all holders of its Common Stock any cash, debt securities (or other evidences of indebtedness) or other assets (excluding dividends or distributions for which adjustment is required to be made under Sections 11.06 or 11.07), the conversion price shall be reduced in accordance with the following formula:

AC = CC x	M - P
M

where:

AC	=	the adjusted conversion price.

CC	=	the conversion price in effect immediately prior to the close of business on the Record Date.

M	=	the current market price per share of Common Stock on the Record Date (as defined in this Section 11.08).

P	=	the aggregate fair market value on the Record Date (as defined in this Section 11.08) (as determined in good faith by the Board of Directors and set forth in a certified resolution filed with the Trustee) of the cash, debt securities (or other evidences of indebtedness) or other assets distributed applicable to one share of Common Stock.

The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution (for purposes of this Section 11.08 only, the “Record Date”).

No adjustment will be made with respect to this Section 11.08 if, in lieu of such adjustment, the Securityholders, upon conversion, will be entitled to receive, in addition to the shares of Common Stock into which such Securities are convertible, the kind and amount of cash, debt securities (or other evidences of indebtedness) or other assets comprising the distribution that such Holders would have received had they converted their Securities immediately prior to the Record Date (as defined in this Section 11.08). In addition, no adjustment will be made in the event that the then fair market value (as so determined) of the cash, debt securities (or other evidences of indebtedness) or other assets so distributed applicable to one share of Common Stock is equal to or greater than the current market price per share of the Common Stock, in which case, in lieu of such adjustment, adequate provision shall be made so that each Securityholder shall have the right to receive upon conversion the amount of cash, debt securities (or other evidences of indebtedness) or other assets such Holder would have received had such Holder converted each Security on the Record Date (as defined in this Section 11.08).

SECTION 11.09. [INTENTIONALLY OMITTED]

SECTION 11.10. ADJUSTMENT FOR TENDER OR EXCHANGE OFFER

Subject to the last paragraph of this Section 11.10, in the event that a tender or exchange offer (other than an odd-lot offer) made by the Company or any Subsidiary for all or a portion of the Common Stock shall expire and such tender or exchange offer (including any amendment in effect immediately prior to the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors and set forth in a certified resolution filed with the Trustee) that, as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer, exceeds 105% of the current market price per share of Common Stock at the Expiration Time, the conversion price shall be reduced in accordance with the following formula:

AC = CC x	O x M
P + (T x M)

where:

AC	=	the adjusted conversion price.

CC	=	the conversion price in effect immediately prior to the close of business on the date of the Expiration Time.

O	=	the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time.

P	=	the fair market value of the aggregate consideration payable to holders of Common Stock based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares of Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares of Common Stock so accepted, up to any such maximum, being referred to as the “Purchased Shares”).

T	=	the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time.

M	=	the current market price per share of Common Stock at the Expiration Time.

The adjustment shall become effective immediately prior to the opening of business on the day following the Expiration Time.

SECTION 11.11. CURRENT MARKET PRICE

For purposes of Sections 11.07, 11.08 and 11.10, the current market price per share of Common Stock on any date is the volume weighted average of the Quoted Prices of the Common Stock for five consecutive Trading Days selected by the Company commencing not more than 10 Trading Days before, and ending not later than, the earlier of the date in question and the Trading Day before the “ex” date, if any, with respect to the issuance or distribution requiring such computation. The term “ex” date, when used with respect to any issuance or distribution, means the first Trading Day on which the Common Stock trades regular way in the market from which the Quoted Price is then to be determined without the right to receive such issuance or distribution.

SECTION 11.12. WHEN ADJUSTMENT MAY BE DEFERRED

No adjustment in the conversion price need be made unless the adjustment would require an increase or decrease of at least 1% in the conversion price then in effect. Any adjustments which are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be, with .005 cents and 500/1,000 of a share to be rounded up.

SECTION 11.13. WHEN NO ADJUSTMENT REQUIRED

No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

No adjustment need be made for a change in the par value (including a change to no par value) of the Common Stock.

To the extent the Securities become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

Notwithstanding any provision to the contrary in this Indenture, no adjustment shall be made in the conversion price which would have the effect of reducing the conversion price below the par value of the Common Stock.

SECTION 11.14. NOTICE OF ADJUSTMENT

Whenever the conversion price is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment and file with the Trustee a certificate from the Company’s independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. In the absence of manifest error, such certificate shall be presumptive evidence that the adjustment is correct.

SECTION 11.15. VOLUNTARY REDUCTION

The Company from time to time may reduce the conversion price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period; PROVIDED, HOWEVER, that no such reduction shall be taken into account for the purposes of determining whether the last sale price of the Common Stock equals or exceeds 105% of the conversion price in connection with an event that would otherwise be a Fundamental Change pursuant to Section 4.04. Notwithstanding any provision to the contrary in this Indenture, the reduction of the conversion price pursuant to this Section 11.15 shall not require the consent of the Trustee or any Securityholder.

Whenever the conversion price is reduced, the Company shall mail to Securityholders and the Trustee a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced conversion price takes effect. The notice shall state the reduced conversion price and the period during which it will be in effect.

A reduction of the conversion price is deemed not to be in effect for purposes of calculating adjustments pursuant to Sections 11.06 through 11.10.

Subject to the first paragraph of this Section 11.15, the Company may reduce the conversion price, for the remaining term of the Securities or any shorter term, in addition to those adjustments required by Sections 11.06, 11.07, 11.08 and 11.10, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

SECTION 11.16. NOTICE OF CERTAIN TRANSACTIONS

If:

(1) the Company takes any action which would require an adjustment in the conversion price pursuant to Section 11.08 but, in lieu of such adjustment, the Securityholders are entitled to participate therein (as described in the last paragraph of Section 11.08);

(2) the Company takes any action that would require a supplemental indenture pursuant to Section 11.17; or

(3) there is a dissolution or liquidation of the Company,

the Company shall mail to Securityholders and the Trustee a notice stating the record date for any such distribution or the effective date of any such subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such record date. Failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section.

SECTION 11.17. PROVISIONS IN CASE OF CONSOLIDATION, MERGER OF THE COMPANY OR TRANSFER OR LEASE

If the Company is a party to a consolidation or merger or a transfer or lease of all or substantially all of its assets not prohibited by Section 6.01 or a merger which reclassifies or changes its outstanding Common Stock, the Person formed by such consolidation or resulting from such merger or which assumes or leases such assets shall enter into a supplemental indenture.

The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets receivable upon the consolidation, merger, transfer or lease by a holder (other than any party to such transaction or any of its Affiliates) of the number of shares of Common Stock into which such Security might have been converted immediately before the effective date of such transaction, assuming such holder of Common Stock failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, transfer or lease (PROVIDED that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, transfer or lease is not the same for each share of Common Stock held immediately prior to such consolidation, merger, transfer or lease by others than the parties to such transaction or their Affiliates and in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purposes of this Section the kind and amount of securities, cash and other property receivable upon such consolidation, merger, transfer or lease by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the surviving, transferee or lessee corporation, that issuer shall join in the supplemental indenture. The successor Company shall mail to each Securityholder a notice briefly describing the supplemental indenture.

If this Section applies to a particular event, Section 11.06 shall not apply to such event.

SECTION 11.18. COMPANY DETERMINATION FINAL

Subject to compliance with the terms of this Indenture (including, without limitation, Section 11.14) and of the Securities, any determination which the Company or its Board of Directors must make pursuant to Section 11.03, 11.06, 11.08, 11.10, 11.11 or 11.12 shall be conclusive.

SECTION 11.19. TRUSTEE’S DISCLAIMER

The Trustee has no duty to determine when an adjustment under this Article should be made, how it should be made or what it should be. The Trustee has no duty to determine the market price or market value of any fractional or other share. The Trustee has no duty to determine whether any provisions of a supplemental indenture under Section 11.17 are correct. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of the Securities. The Trustee shall not be responsible for the Company’s failure to comply with this Article. Each Conversion Agent other than the Company shall have the same protection under this Section as the Trustee.

ARTICLE 12.

SUBORDINATION

SECTION 12.01. AGREEMENT TO SUBORDINATE

The Company agrees, and each Securityholder by accepting a Security agrees, that the indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Indebtedness, and that the subordination is for the benefit of the holders of Senior Indebtedness.

SECTION 12.02. CERTAIN DEFINITIONS

“Senior Indebtedness” means:

(a) the principal of, interest (including, to the extent permitted by applicable law, interest on or after the commencement of a proceeding referred to in clauses (5) or (6) of Section 7.01 whether or not representing an allowed claim in such proceeding) on and any other amounts owing with respect to (i) any indebtedness of the Company and any Subsidiary, now or hereafter outstanding, in respect of borrowed money (other than the Securities), (ii) any indebtedness of the Company and any Subsidiary, now or hereafter outstanding, evidenced by a bond, note, debenture, capitalized lease, reimbursement obligation with respect to any letter of credit or other similar instrument, (iii) any other written obligation of the Company and any Subsidiary, now or hereafter outstanding, to pay money issued or assumed as all or part of the consideration for the acquisition of property, assets or securities and (iv) any guaranty or endorsement (other than for collection or deposit in the ordinary course of business) or discount with recourse of, or other agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire, to supply or advance funds or to become liable with respect to (directly or indirectly), any indebtedness or obligation of any person of the type referred to in the preceding subclauses (i), (ii) and (iii) now or hereafter outstanding; and

(b) any refundings, renewals or extensions of any indebtedness or other obligation described in clause (a) of this Section 12.02.

Notwithstanding the foregoing, (x) if, by the terms of the instrument creating or evidencing any indebtedness or obligation referred to in clauses (a) and (b) above, it is expressly provided that such indebtedness or obligation is not senior in right of payment to the Securities, such indebtedness or obligation shall not be included as Senior Indebtedness, (y) the Subordinated Notes shall not be included as Senior Indebtedness and shall rank pari passu with the Securities and (z) trade debt incurred in the ordinary course of business shall not be included as Senior Indebtedness.

“Representative” means the indenture trustee or other trustee, agent or representative for an issue of Senior Indebtedness.

SECTION 12.03. LIQUIDATION; DISSOLUTION; BANKRUPTCY

Upon any distribution to creditors of the Company in a liquidation, dissolution or winding up of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

(1) holders of Senior Indebtedness shall be entitled to receive payment in full, in cash or in a manner satisfactory to the holders of such Senior Indebtedness, of all Senior Indebtedness before Securityholders shall be entitled to receive any payments of principal of or premium, if any, or interest on Securities; and

(2) until the Senior Indebtedness is paid in full in cash or in a manner satisfactory to the holders of such Senior Indebtedness, any distribution to which Securityholders would be entitled but for this Article shall be made to holders of Senior Indebtedness as their interests may appear.

A distribution may consist of cash, securities or other property. For purposes of this Article only, the words “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation or other entity provided for by a plan of reorganization or readjustment which are subordinated in right of payment to all Senior Indebtedness which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, or the conveyance, transfer or lease by the Company of its properties and assets substantially as an entirety to, another Person upon the terms and conditions set forth in Article 6, or the liquidation or dissolution of the Company following any such conveyance or transfer, shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease of such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article 6.

Any taxes that have been withheld or deducted from any payment or distribution in respect of the Securities, or any taxes that ought to have been withheld or deducted from any such payment or distribution that have been remitted to the relevant taxing authority, shall not be considered to be an amount that the Trustee or any Holder receives for purposes of this Section.

SECTION 12.04. COMPANY NOT TO MAKE PAYMENTS WITH RESPECT TO SECURITIES IN CERTAIN CIRCUMSTANCES

(a) Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all principal thereof, premium, if any, and interest thereon and any other amounts owing in respect thereof shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holders of such Senior Indebtedness, before any payment is made on account of the principal of or premium, if any, or interest on the Securities or to acquire any of the Securities.

(b) Upon the happening of a default or event of default in the payment of the principal, premium, if any, or interest on the Senior Indebtedness, then, unless such default or event of default has been cured or waived or shall have ceased to exist, no payment shall be made by the Company with respect to the principal, premium, if any, or interest on (or otherwise in respect of) the Securities or to acquire any of the Securities.

(c) Upon the happening of a default or event of default in respect of the Senior Indebtedness (other than a default or event of default in payment of the principal, premium, if any, or interest on the Senior Indebtedness) and if the Trustee and the Company receive a notice of such default or event of default from the holders of the Senior Indebtedness or their Representative (a “Payment Blockage Notice”), then no payment shall be made by the Company with respect to the principal, premium, if any, or interest on (or otherwise in respect of) the Securities until the earlier of (i) the date on which such default or event of default shall have been cured or waived or shall have ceased to exist or (ii) the 119th day after the date of such receipt of such Payment Blockage Notice. No more than one Payment Blockage Notice shall be effective for purposes of this section during any 365 consecutive day period. For purposes of this paragraph, no such default or event of default that existed upon first delivery of any Payment Blockage Notice shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default or event of default shall have been cured or waived for a period of 180 consecutive days.

(d) In the event that any Securities are declared due and payable before their maturity, then and in such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness or provision shall be made for such payment in cash, before the Holders are entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities) by the Company on account of the principal of (or premium, if any) or interest on the Securities or on account of the purchase or other acquisition of Securities.

In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or a Holder prohibited by the foregoing provisions of this Section 12.04 , and if such fact shall, at or prior to the time of such payment, has been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

SECTION 12.05. ACCELERATION OF SECURITIES

If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

SECTION 12.06. DISPUTED DEFAULT

No default in payment or event of default with respect to any Senior Indebtedness shall be deemed to be a default in payment or event of default if (x) the Company shall be disputing the occurrence or continuation of such default in payment or event of default, or any obligation purportedly giving rise to such default in payment or event of default, and (y) no final judgment holding that such default in payment or event of default has occurred and is continuing shall have been issued. For this purpose, a “final judgment” means a judgment that is issued by a court having jurisdiction over the Company or its property, is binding on the Company or its property, is in full force and effect and is not subject to judicial appeal or review (including because the time within which a party may seek appeal or review has expired), PROVIDED that, if any such judgment has been issued but is subject to judicial appeal or review, it shall nevertheless be deemed to be a final judgment unless the Company shall in good faith be prosecuting such appeal or a proceeding for such review and shall have obtained a stay of execution pending such appeal or review. Notwithstanding the foregoing, this paragraph shall not apply to any default in payment or event of default with respect to any Senior Indebtedness as to which the Company has waived the application of this paragraph in the instrument evidencing such Senior Indebtedness or by which such Senior Indebtedness is created, incurred, assumed or guaranteed by the Company.

SECTION 12.07. WHEN DISTRIBUTION MUST BE PAID OVER

If a distribution is made to the Trustee or the Securityholders that, because of this Article, should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

SECTION 12.08. NOTICE BY COMPANY

The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of principal of or premium, if any, or interest on the Securities to violate this Article.

SECTION 12.09. SUBROGATION

After all Senior Indebtedness is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Securityholders have been applied to the payment of Senior Indebtedness. A distribution made under this Article to holders of Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on Senior Indebtedness.

SECTION 12.10. RELATIVE RIGHTS

This Article defines the relative rights of Securityholders and holders of Senior Indebtedness. Nothing in this Indenture shall:

(1) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and premium, if any, and interest on the Securities in accordance with their terms;

(2) affect the relative rights of Securityholders and creditors of the Company, other than holders of Senior Indebtedness; or

(3) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Securityholders.

If the Company fails because of this Article to pay principal of or premium, if any, or interest on a Security on the due date, such failure shall nevertheless be deemed a Default.

SECTION 12.11. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY

No right of any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with the terms of this Indenture.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 12.12. DISTRIBUTION OR NOTICE TO REPRESENTATIVE

Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

SECTION 12.13. RIGHTS OF TRUSTEE AND PAYING AGENT

Notwithstanding any provisions of this Indenture to the contrary, the Trustee and any Paying Agent may continue to make payments on the Securities and shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of such payments until it receives written notice (received by a Responsible Officer, in the case of the Trustee) reasonably satisfactory to it that payments may not be made under this Article and, prior to the receipt of any such notice, the Trustee, subject to the provisions of Section 8.01, and any Agent shall be entitled to assume conclusively that no such facts exist. The Company, an Agent, a Representative or a holder of Senior Indebtedness may give the notice. If an issue of Senior Indebtedness has a Representative, only the Representative (or any Representative, if more than one) may give the notice with respect to such Senior Indebtedness.

The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a Representative) to establish that such notice has been given by a holder of Senior Indebtedness (or a Representative), and shall be entitled to rely on any written notice by a Person representing himself to be a holder of Senior Indebtedness to the effect that such issue of Senior Indebtedness has no Representative.

Except as provided in Section 9.02, any deposit of monies by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of the principal of or premium, if any, or interest on, or Fundamental Change Purchase Price or applicable Redemption Price, if any, of any Securities shall be subject to the provisions of this Article 12, except that if, at least three Business Days prior to the date on which by the terms of this Indenture any such monies may become payable for any purpose (including, without limitation, the payment of principal of, or premium, if any, or interest on any Security), the Trustee shall not have received with respect to such monies the notice provided for in this Section 12.13, then the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it within three business days prior to or on or after such date. This Section shall be construed solely for the benefit of the Trustee and Paying Agent and shall not otherwise affect the rights of holders of Senior Indebtedness. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of the Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive payment.

The Trustee shall not be deemed to owe any fiduciary duty to holders of Senior Indebtedness by virtue of the provisions of this Article 12. The Trustee’s responsibilities to the holders of Senior Indebtedness are limited to those set forth in this Article and no implied covenants or obligations shall be read into this Indenture. The Trustee shall not become liable to the holders of Senior Indebtedness if it makes a payment prohibited by this Article in good faith.

The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.07.

SECTION 12.14. EFFECTUATION OF SUBORDINATION BY TRUSTEE

Each Holder of Securities, by acceptance thereof, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

ARTICLE 13.

MISCELLANEOUS

SECTION 13.01. TRUST INDENTURE ACT CONTROLS

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be. Until such time as this Indenture shall be qualified under the TIA, this Indenture, the Company and the Trustee shall be deemed for all purposes hereof to be subject to and governed by the TIA to the same extent as would be the case if this Indenture were so qualified on the date hereof.

SECTION 13.02. NOTICES

Any notice or communication to the Company or the Trustee by the other shall be duly given if in writing and delivered in person or by overnight courier or mailed by first class mail or transmitted by telephone facsimile transmission (and receipt confirmed) addressed as follows:

If to the Company:	Citadel Broadcasting Corporation
City Center West, Suite 400
7201 West Lake Mead Boulevard
Las Vegas, Nevada 89128
Attention: Secretary
Facsimile: (702) 804-5936

If to the Trustee:	Wilmington Trust Company
Rodney Square North, 1100 North Market Street
Wilmington, Delaware 19890
Attention: Kristin Moore
Facsimile: 302-636-6016

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Securityholder shall be mailed by first-class mail to his address as shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

If a notice or communication is delivered, mailed or transmitted in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

SECTION 13.03. COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS

Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

SECTION 13.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate stating that, in the opinion of the signer thereof, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 5.03) shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 13.06. RULES BY TRUSTEE AND AGENTS

The Trustee may make reasonable rules for action by, or a meeting of, Securityholders. The Registrar, Paying Agent and Conversion Agent may each make reasonable rules and set reasonable requirements for its respective functions.

SECTION 13.07. LEGAL HOLIDAYS

A “Legal Holiday” is a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at such place on the next succeeding day that is not a Legal

Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 13.08. GOVERNING LAW

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

SECTION 13.09. NO RECOURSE AGAINST OTHERS

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

SECTION 13.10. SUCCESSORS

All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.11. COUNTERPART ORIGINALS

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.12. SEVERABILITY

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

CITADEL BROADCASTING CORPORATION

By:	/s/ Farid Suleman
Name:	Farid Suleman
Title:	Chief Executive Officer

WILMINGTON TRUST COMPANY

By:	/s/ Kristin L. Moore
Name:	Kristin L. Moore
Title:	Assistant Vice President

[FORM OF SECURITY]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST & CLEARING CORPORATION TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST & CLEARING CORPORATION (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST & CLEARING CORPORATION), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.] 1

[THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND THE COMMON STOCK (AND ANY OTHER SECURITIES) ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.]2

[THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE COMMON STOCK (AND ANY OTHER SECURITIES) ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT

[1]	These paragraphs should be included only if the Security is a Global Security.
[2]	These paragraphs to be included only if the Security is a Transfer Restricted Security.

TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.]2

[THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY AND ANY SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.] 2

No. [        ]

$[        ]

CUSIP No. [            ]

CITADEL BROADCASTING CORPORATION

Amended & Restated Convertible Subordinated Notes Due 2011

Citadel Broadcasting Corporation, a Delaware corporation, for value received, promises to pay to Cede & Co., or registered assigns, the principal sum of                  DOLLARS (U.S. $             ) [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities on the reverse side of this Security]3 on February 15, 2011.

Interest Payment Dates:	February 15 and August 15, commencing August 15, 2008

Record Dates:	February 1 and August 1

[3]	This phrase should be included only if the Security is a Global Security.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Dated:

CITADEL BROADCASTING CORPORATION

By:
Name:	Farid Suleman
Title:	Chief Executive Officer

Authenticated:

Wilmington Trust Company, as Trustee

By:
Authorized Signatory

(Reverse of Security)

CITADEL BROADCASTING CORPORATION

Amended & Restated Convertible Subordinated Note Due 2011

1.	INTEREST

CITADEL BROADCASTING CORPORATION (the “Company”), a Delaware corporation, promises to pay interest on the principal amount of this Security at the initial rate of 4.00% per annum.

If, as of December 31, 2008, the aggregate principal amount of the remaining outstanding Securities is greater than $165.0 million, then (i) the annual interest rate on the Securities outstanding as of December 31, 2008 shall retroactively increase by 2% to a rate of 6.00% (the “Interest Step-Up”) per annum, which increase shall be deemed to have accrued from and including January 1, 2008, and the Interest Step-Up that is so deemed to have accrued from and including January 1, 2008 but is unpaid shall be paid on the next interest payment date (as defined below) to Holders of record on the relevant record date specified herein; and (ii) at all times from and after January 1, 2009, the annual interest rate on any Securities outstanding shall equal the “2009 Interest Rate,” which shall be determined in the following manner:

(A)	on or prior to November 30, 2008, each of the Company and the Trustee (acting at the direction of the Holders pursuant to Section 7.05 of the Indenture) shall select a nationally recognized investment bank (respectively, the “Company Bank” and the “Trustee Bank”) to calculate the 2009 Par Rate (as defined below), and each of the Company and the Trustee shall promptly notify the other party in writing of such selection;

(B)	between January 1, 2009 and January 10, 2009, the Company Bank and the Trustee Bank shall agree on the annual interest rate which would be required as of January 1, 2009 in order to make all such Securities trade at par value as of January 1, 2009, excluding accrued but unpaid interest thereon (“2009 Par Rate”);

(C)	to the extent the two investment banks selected cannot agree on the 2009 Par Rate by January 10, 2009, then they shall jointly select a mutually acceptable, nationally recognized investment bank (for purposes of this paragraph, the “Third Bank”) to determine a rate that shall be the 2009 Par Rate by no later than January 30, 2009, and such determination shall be final and binding on the Company, the Trustee and all Holders; provided that if the rate chosen by the Third Bank shall be less than the rate chosen by the Company Bank, then the 2009 Par Rate shall be the rate chosen by the Company Bank; provided further that if the rate chosen by the Third Bank shall be greater than the rate chosen by the Trustee Bank, then the 2009 Par Rate shall be the rate chosen by the Trustee Bank;

(D)	the 2009 Interest Rate shall be the 2009 Par Rate as determined pursuant to clauses (A)-(C) above, retroactive as of January 1, 2009; and

(E)	the Company shall bear the reasonable and documented costs and expenses of the investment banks selected pursuant to clauses (A)-(C) of this paragraph.

If, as of December 31, 2008, the aggregate principal amount of the remaining outstanding Securities is less than or equal to $165.0 million, then (i) on January 1, 2009, the annual interest rate on the Securities outstanding as of such date shall be increased to a rate of 8.00% per annum, which increase shall be effective through December 31, 2009; and (ii) at all times from and after January 1, 2010, the annual interest rate on any Securities outstanding shall be equal the “2010 Interest Rate,” which shall determined in the following manner:

(A)	on or prior to November 30, 2009, each of the Company and the Trustee (acting at the direction of the Holders pursuant to Section 7.05 of the Indenture) shall select a nationally recognized investment bank (respectively, the “Company Bank” and the “Trustee Bank”) to calculate the 2010 Par Rate (as defined below), and each of the Company and the Trustee shall promptly notify the other party in writing of such selection;

(B)	between January 1, 2010 and January 10, 2010, the Company Bank and the Trustee Bank shall agree on the annual interest rate which would be required as of January 1, 2010 in order to make all such Securities trade at par value as of January 1, 2010, excluding accrued but unpaid interest thereon (“2010 Par Rate”);

(C)	to the extent the two investment banks selected cannot agree on the 2010 Par Rate by January 10, 2010, then they shall jointly select a mutually acceptable, nationally recognized investment bank (for purposes of this paragraph, the “Third Bank”) to determine a rate that shall be the 2010 Par Rate by no later than January 30, 2010, and such determination shall be final and binding on the Company, the Trustee and all Holders; provided that if the rate chosen by the Third Bank shall be less than the rate chosen by the Company Bank, then the 2010 Par Rate shall be the rate chosen by the Company Bank; provided further that if the rate chosen by the Third Bank shall be greater than the rate chosen by the Trustee Bank, then the 2010 Par Rate shall be the rate chosen by the Trustee Bank;

(D)	the 2010 Interest Rate shall be the 2010 Par Rate as determined pursuant to clauses (A)-(C) above, retroactive as of January 1, 2010; and

(E)	the Company shall bear the reasonable and documented costs and expenses of the investment banks selected pursuant to clauses (A)-(C) of this paragraph.

For purposes of this Section 1, the aggregate principal amount of remaining outstanding Securities will be determined in accordance with Section 2.07 of the Indenture; provided that, for purposes of this determination, any Security held by the Company or any of its Subsidiaries will cease to be outstanding.

The Company will pay interest semi-annually on February 15 and August 15 of each year (each, an “interest payment date”), commencing on August 15, 2008 (the “initial interest payment date”) to Holders of record on the preceding February 1 and August 1, respectively. Interest on the Securities will accrue from the most recent date to which interest has been paid or,

if no interest has been paid, from [                    ], 2008 (the “issue date”); provided that the Securities outstanding on the issue date shall be deemed to have accrued interest (i) from and including January 1, 2008 to but excluding February 15, 2008, and the Company promises to pay such interest, at a rate of 2.125%; and (ii) from and including February 15, 2008 to but excluding the issue date, and the Company promises to pay such interest, at a rate of 4.00% (together, the “make-whole interest payment”). Such make-whole interest payment shall be paid on the initial interest payment date to Holders of record as of August 1, 2008. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.	METHOD OF PAYMENT

The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered Holders at the close of business on the February 1 or August 1 next preceding the interest payment date (including Securities that are cancelled after the record date and on or before the interest payment date). Holders must surrender Securities to a Paying Agent to collect principal and any premium payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.	PAYING AGENT, REGISTRAR, CONVERSION AGENT

Initially, Wilmington Trust Company (the “Trustee”) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent by giving notice to the Trustee. The Company may act as Paying Agent, Registrar or Conversion Agent.

4.	INDENTURE

The Company issued this Security as one of a duly authorized issue of Notes of the Company designated as its Amended & Restated Convertible Subordinated Notes Due 2011 (the “Securities”) under an Indenture dated as of [            ], 2008 (the “Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. Terms used herein that are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture. The Securities are general unsecured obligations of the Company limited to $[            ] in aggregate principal amount.

5.	REDEMPTION

(A) Redemption Right During 2008. The Securities may be redeemed at the election of the Company, as a whole or in part from time to time, on or at any time prior to December 31, 2008, at a redemption price equal to $900 per $1,000 principal amount of the Securities redeemed plus accrued and unpaid interest thereon, and the Holders shall have the obligation to surrender such Securities.

(B) Redemption Right During 2009.

(i) January 1, 2009 through June 30, 2009. The Securities may be redeemed at the election of the Company, as a whole or in part from time to time, from January 1, 2009 through June 30, 2009, at a redemption price equal to $950 per $1,000 principal amount of the Securities redeemed plus accrued and unpaid interest thereon, and the Holders shall have the obligation to surrender such Securities.

(ii) July 1, 2009 through December 31, 2009. If the aggregate principal amount of the outstanding Securities is equal to or less than $165.0 million as of July 1, 2009, then during the period from July 1, 2009 through December 31, 2009 the Securities may be redeemed at the election of the Company, as a whole or in part from time to time, at a redemption price equal to $950 per $1,000 principal amount of the Securities redeemed plus accrued and unpaid interest thereon, and the Holders shall have the obligation to surrender such Securities. If the aggregate principal amount of the outstanding Securities is greater than $165.0 million as of July 1, 2009, then during the period from July 1, 2009 through December 31, 2009 the Securities may be redeemed at the election of the Company, as a whole or in part from time to time, at a redemption price equal to $1,000 per $1,000 principal amount of the Securities redeemed plus accrued and unpaid interest thereon, and the Holders shall have the obligation to surrender such Securities.

(C) Application of Net Proceeds for Redemptions.

(i) 2008 Asset Sales. To the extent the Company receives any Net Proceeds from Asset Sales during the period from January 1, 2008 through December 31, 2008 (“2008 Asset Sales”), then, subject to the last sentence of this paragraph, (x) so long as the aggregate principal amount of the remaining outstanding Securities is more than $165.0 million, the Company shall be required to apply the first $99.0 million of aggregate Net Proceeds from 2008 Asset Sales at the applicable redemption price set forth in paragraph 5(A) above, plus accrued and unpaid interest thereon, to redeem Securities until the aggregate principal amount of the remaining outstanding Securities is equal to or less than $165.0 million, and the Holders shall have the obligation to surrender such Securities; and (y) so long as the aggregate principal amount of the remaining outstanding Securities is more than $82.5 million, the Company shall be required to apply 50% of the aggregate Net Proceeds from 2008 Asset Sales at the applicable redemption price set forth in paragraph 5(A) above to redeem Securities until the aggregate principal amount of the remaining outstanding Securities is equal to or less than $82.5 million, and the Holders shall have the obligation to surrender such Securities. Within 60 days after the receipt by the Company of $50.0 million or more of aggregate Net Proceeds from 2008 Asset Sales, the Company shall have redeemed the applicable amount of Securities in accordance with the terms set forth above, and each time thereafter upon receipt of an aggregate of $25.0 million in additional Net Proceeds from 2008 Asset Sales, the Company shall redeem the applicable amount of Securities in accordance with the terms set forth above.

(ii) 2009 Asset Sales. To the extent the Company receives any Net Proceeds of Asset Sales during the period from January 1, 2009 through December 31, 2009 (“2009 Asset Sales”), then, subject to the last sentence of this paragraph, the Company shall be required to apply the Net Proceeds from 2009 Asset Sales to redeem Securities at the applicable redemption price set forth in paragraph 5(B) above, plus accrued and unpaid interest thereon, until the aggregate principal amount of the remaining outstanding Securities is equal to or less than $82.5 million, and the Holders shall have the obligation to surrender such Securities. Within 60 days of receipt by the Company of $40.0 million or more of aggregate Net Proceeds from 2009 Asset Sales, the Company shall have redeemed the applicable amount of Securities in accordance with the terms set forth above and each time thereafter upon receipt of an aggregate of $25.0 million in additional Net Proceeds from 2009 Asset Sales, the Company shall redeem the applicable amount of Securities in accordance with the terms set forth above.

(iii) Asset Sales from January 1, 2010 and thereafter. If as of January 1, 2010, the aggregate principal amount of the remaining outstanding Securities is greater than $82.5 million, then to the extent the Company receives any Net Proceeds of Asset Sales on or after January 1, 2010, then, subject to the last sentence of this paragraph, the Company shall be required to apply all such Net Proceeds to redeem Securities at a redemption price equal to $1,000 per $1,000 principal amount of the Securities redeemed plus accrued and unpaid interest thereon, and the Holders shall have the obligation to surrender such Securities, until the aggregate principal amount of the remaining outstanding Securities is equal to or less than $82.5 million. Within 60 days of receipt by the Company of $20.0 million or more of aggregate Net Proceeds from Asset Sales on or after January 1, 2010, the Company shall redeem the applicable amount of Securities in accordance with the terms set forth above.

For purposes of this Section 5, the aggregate principal amount of remaining outstanding Securities will be determined in accordance with Section 2.07 of the Indenture; provided that, for purposes of this determination, any Security held by the Company or any of its Subsidiaries will cease to be outstanding.

Redemption of Securities pursuant to this Section 5 shall be referred to herein as a “Redemption,” the date on which such Redemption occurs shall be referred to herein as the “Redemption Date.”

6.	NOTICE OF REDEMPTION

At least 15 days but not more than 60 days before the applicable Redemption Date, the Company shall mail a notice of redemption to the Trustee and each Holder whose Securities are to be redeemed at such Holder’s address as shown on the register kept by the Registrar, and to beneficial owners as required by applicable law. Securities in denominations larger than $1,000 may be redeemed in part, but only in integral multiples of $1,000. On and after the applicable Redemption Date, as the case may be, interest shall cease to accrue on Securities or any portion of them called for Redemption; provided that funds in the requisite amount are paid or made available for payment on that date.

7.	PURCHASE UPON FUNDAMENTAL CHANGE

If a Fundamental Change (as defined below) occurs, each Holder shall have the right, at the Holder’s option, to require the Company to repurchase all of such Holder’s Securities, or any portion thereof that is an integral multiple of $1,000, on the date (the “Fundamental Change Purchase Date”) selected by the Company that is not less than 10 nor more than 30 days after the Final Surrender Date (as defined below), at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”).

Unless the Company shall have theretofore called for Redemption all the outstanding Securities, on or before the 30th day after the occurrence of a Fundamental Change, the Company is obligated to mail or cause the Trustee to mail to all Holders of record of the Securities a notice (the “Fundamental Change Company Notice”) describing, among other things, the occurrence of such Fundamental Change and of the repurchase right arising as a result thereof. The Company must deliver a copy of the Fundamental Change Company Notice to the Trustee and cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York. To exercise the repurchase right, a Holder must surrender, on or before the date which, subject to any contrary requirements of applicable law, is 60 days after the date of mailing of the Fundamental Change Company Notice (the “Final Surrender Date”) the Securities with respect to which the right is being exercised, which, in the case of definitive Securities, must be duly endorsed for transfer to the Company.

If consideration sufficient to pay the Fundamental Change Purchase Price of and accrued and unpaid interest on, all Securities or portions thereof to be purchased as of the Fundamental Change Purchase Date is deposited with the Paying Agent, then on the Fundamental Change Purchase Date, the Holder thereof shall have no other rights other than the right to receive the Fundamental Change Purchase Price, together with accrued and unpaid interest up to but not including the Fundamental Change Purchase Date, upon surrender of such Security.

The Company shall pay the Fundamental Change Purchase Price, at its option, either in cash or Common Stock (or a combination of cash and Common Stock) and shall specify the type of consideration for the Fundamental Change Purchase Price in the Fundamental Change Company Notice; provided that the Company’s right to exercise its election to repurchase Securities through the issuance of shares of Common Stock shall be conditioned upon: (1) the registration of such shares of Common Stock under the Securities Act, if required; (2) any qualification of such shares of Common Stock under the applicable state securities laws, if necessary, or the availability of an exemption from such qualification; (3) the listing of such shares of Common Stock on a United States national securities exchange or the quotation of such shares of Common Stock in an inter-dealer quotation system of any registered United States national securities association; (4) the receipt by the Trustee of an Officers’ Certificate stating: (i) that the terms of the issuance of the shares of Common Stock are in conformity with the Indenture; (ii) that the shares of Common Stock to be issued in payment of the Fundamental Change Purchase Price in respect of the Securities have been duly authorized and, when issued and delivered pursuant to the terms of the Indenture in payment of the Fundamental Change Purchase Price in respect of Securities, will be validly issued, fully paid, non-assessable and free from preemptive rights; (iii) that the conditions in clauses (i) and (ii) of this paragraph (4) and the conditions in paragraphs (1) – (3) above have been satisfied in all material respects; and (iv) the number of shares of Common Stock to be issued for each $1,000 principal amount of Securities and the Quoted Price of a share of Common Stock on each Trading Day during the period the average Quoted Price is calculated; and (5) the receipt by the Trustee of an Opinion of Counsel stating that: (i) the shares of Common Stock to be issued in payment of the Fundamental Change Purchase Price in respect of Securities have been duly authorized, and when issued and delivered pursuant to the terms of the Indenture in payment of the Fundamental Change Purchase

Price in respect of Securities, will be validly issued, fully paid and non-assessable and (ii) the shares of Common Stock to be issued upon payment of the Fundamental Change Purchase Price are not subject to any restrictions on transfer under the Securities Act. If the foregoing conditions are not satisfied prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date, the Company shall pay the entire Fundamental Change Purchase Price in respect of the Securities being redeemed in cash.

Payments made in Common Stock in accordance with Section 4.03(g) of the Indenture will be valued at 97% of the average of the Quoted Prices of the Common Stock for the five consecutive Trading Days ending on the Trading Day immediately preceding the Fundamental Change Purchase Date.

The term “Fundamental Change” shall mean any of the following:

(i) a “person” or “group” (within the meaning of Sections 13(d) of the Securities Exchange Act of 1934, as amended) becoming the “beneficial owner” (as defined in Rule 13d-3 under such Act) of Voting Shares (as defined below) of the Company entitled to exercise more than 50% (or, in case such person is a Principal or a Related Party, 100%), of the total voting power of all outstanding Voting Shares of the Company (including any right to acquire Voting Shares that are not then outstanding of which such person or group is deemed the beneficial owner); or

(ii) a change in the Board of Directors in which the individuals who constituted the Board of Directors at the beginning of the two-year period immediately preceding such change (together with any other director whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or

(iii) any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any sale or transfer of all or substantially all of the assets of the Company to another Person (other than (a) a stock-for-stock merger, (b) a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock, (c) a merger that is effected solely to change the jurisdiction of incorporation of the Company, (d) any consolidation with or merger of the Company into a wholly owned Subsidiary, or any sale or transfer by the Company of all or substantially all of its assets to one or more of its wholly owned Subsidiaries, in any one transaction or a series of transactions or (e) any transaction in which the Principals and/or Related Parties have, directly or indirectly, 50% or more of the total voting power of all shares of capital stock of the continuing or surviving corporation or entity to which such assets are sold or transferred, entitled to vote generally in elections of directors of the continuing or surviving corporation immediately after the transaction; provided, in any such case (a)-(e), that the resulting corporation or each such subsidiary assumes or guarantees the Company’s obligations under the Securities); provided that a Fundamental Change shall not occur with respect to any such transaction described in paragraph (i), (ii) or (iii) above if either (x) the last sale price of the Common Stock for any five Trading Days during the ten Trading Days immediately preceding the later of the public announcement by the Company of such transaction or the occurrence of such Fundamental Change is at least equal to 105% of the conversion price in effect on such Trading Day or (y) the consideration in such transaction to the holders of Common Stock consists of cash, securities that are, or immediately upon issuance will be, listed on a national securities exchange or quoted on The Nasdaq National Market, or a combination of cash and such securities, and the aggregate fair market value of such consideration (which, in the case of such securities, shall be equal to the average of the last sale prices of such securities during the ten consecutive Trading Days commencing with the sixth Trading Day following consummation of the transaction) is at least 105% of the conversion price in effect on the date immediately preceding the closing date of such transaction; provided further that any action made or taken by the Company that is related in any way to the ABC Radio Transaction or to the Transaction Documents, including, without limitation, the Merger Agreement, the Support Agreement or the Tax Sharing and Indemnification Agreement, shall not be deemed a Fundamental Change.

“ABC Radio Holdings” means the corporation known on the date hereof as Alphabet Acquisition Corp., which was formerly known as ABC Radio Holdings, Inc. and ABC Chicago FM Radio, Inc.

“ABC Radio Transaction” means each and every transaction entered into or effected by the Company or any other Person relating in any way to the acquisition by the Company or any Subsidiary of the ABC radio network business or the ABC radio station business formerly owned directly or indirectly by TWDC (and subsequently by ABC Radio Holdings), including, without limitation, the separation of ABC Radio Holdings from TWDC and the merger of Alphabet Acquisition Corp., a direct, wholly-owned subsidiary of the Company, with and into ABC Radio Holdings.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of February 6, 2006, by and among the Company, TWDC, Alphabet Acquisition Corp. and ABC Radio Holdings, as amended.

“Principal” means each of Forstmann Little & Co. Equity Partnership – VI, L.P., Forstmann Little & Co. Equity Partnership – VII, L.P., Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership – VII, L.P. and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership – VIII, L.P. and any of their respective affiliates, and each Officer of the Company as of the date of this Indenture.

“Related Party” means (i) any controlling stockholder, 80% or more owned subsidiary, or immediate family member (in the case of an individual) of any Principal, or (ii) any trust, corporation, partnership or other entity, the Persons holding an 80% or more interest of which consist of any one or more Principals and/or such other Persons referred to in (ii) above.

“Support Agreement” means the Support Agreement, dated February 6, 2006, by and among the Company, TWDC, ABC Radio Holdings and certain stockholders of the Company listed therein.

“Tax Sharing and Indemnification Agreement” means the Tax Sharing and Indemnification Agreement, dated June 12, 2007, by and among the Company, TWDC and ABC Radio Holdings.

“Transaction Documents” means, all agreements, documents and other instruments entered into by the Company, TWDC or any of their respective subsidiaries, stockholders or affiliates memorializing, effectuating or relating in any way to the ABC Radio Transaction, including, without limitation, the Merger Agreement, the Support Agreement and the Tax Sharing and Indemnification Agreement.

“TWDC” means The Walt Disney Company.

“Voting Shares” is defined to mean all outstanding shares of any class or series (however designated) of Capital Stock entitled to vote generally in the election of members of the Board of Directors.

8.	CONVERSION

Subject to the terms of the Indenture, Holders may surrender Securities for conversion into shares of Common Stock at the conversion price then in effect. The conversion right with respect to the Security or the portion of the Security being redeemed will expire at the close of business on the date that is two Trading Days immediately preceding such Redemption Date unless the Company defaults in making payments due upon such Redemption Date. The number of shares issuable upon conversion of a Security is determined by dividing the principal amount to be converted by the conversion price in effect on the conversion date, and rounding the result to the nearest 1/l00th of a share, with 500/1,000 of a share to be rounded up. Upon conversion, no payment or adjustment for accrued interest on a converted Security (other than the payment of interest to the Holder at the close of business on a record date pursuant to Section 2 hereof) or for dividends or distributions on the Common Stock will be made. The Company will deliver a check for the current market value of such fractional shares rounded down to the nearest cent based on the current market price of the Common Stock.

A Security which a Holder has delivered for repurchase upon a Fundamental Change may no longer be converted. No adjustment in the conversion price will be required unless such adjustment would require a change of at least 1% in the conversion price then in effect; provided that any adjustment that would otherwise be required to be made shall be earned forward and taken into account in any subsequent adjustment. The Company from time to time may voluntarily reduce the conversion price for a period of at least 20 days.

The initial conversion price is $25.16 per share of Common Stock, subject to adjustment in certain events described in the Indenture. No adjustment in the conversion price will be required unless such adjustment would require a change of at least 1% in the conversion price then in effect; provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. The Company from time to time may voluntarily reduce the conversion price for a period of at least 20 days.

To convert a Security, a Holder must (1) complete and sign the conversion notice on the reverse of the Security, (2) surrender the Security to the Conversion Agent, (3) furnish the appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, and (4) pay any tax or duty which may be payable in respect of any transfer involving the issue or delivery of Common Stock in the name of a Person other than the Holder thereof. In the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion by book-entry transfer to the Conversion Agent, which will initially be the Trustee, through the facilities of DTC and in accordance with the Applicable Procedures as in effect from time to time. A Holder may convert a portion of a Security if the portion is $1,000 or an integral multiple of $1,000.

If the Company is a party to a consolidation or merger, or a transfer or a lease of all or substantially all of its assets or a merger which reclassifies or changes its outstanding Common Stock, the right to convert a Security into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

9.	SUBORDINATION

The Securities are subordinated in right of payment to Senior Indebtedness, which is defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Holder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give effect to such provisions, and each Holder appoints the Trustee his attorney-in-fact for any and all such purposes.

10.	DENOMINATIONS, TRANSFER, EXCHANGE

The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, redemption, repurchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the Applicable Procedures. 4

11.	AMENDMENT, SUPPLEMENT, WAIVER

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented, with the consent of the Company and the Holders of a majority in aggregate principal amount of the Securities at the time outstanding, and any existing default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding. Without the consent of any Holder, the Indenture or the Securities may be amended, inter alia, to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Holders in the case of a merger or acquisition, or to make any change that does not materially adversely affect the rights of any Holder.

[4]	This paragraph should only be included if the Security is a Global Security.

12.	DEFAULTS AND REMEDIES

An Event of Default is (i) default in the payment of interest on any Security when due and payable and the default continues uncured for a period of 30 days, whether or not such payment is prohibited or restricted by the subordination provisions of the Indenture; (ii) default in payment of principal of or premium, if any, on any Security when due and payable, whether at maturity, upon redemption or otherwise and whether or not such payment is prohibited or restricted by the subordination provisions of the Indenture; (iii) default in payment of the Fundamental Change Purchase Price to be paid upon a purchase at the option of the Holder pursuant to Section 7, whether or not such payment is prohibited or restricted by the subordination provisions of the Indenture; (iv) default in the performance of any other of the covenants or agreements of the Company in the Indenture that continues uncured for 60 days after written notice to it by the Trustee or Holders of at least 25% aggregate principal amount of Securities at the time outstanding; (v) failure by the Company to make any payment when due, including any applicable grace period in respect of indebtedness of the Company if such payment exceeds $20,000,000; (vi) default by the Company with respect to any of its indebtedness for borrowed money, which default results in acceleration of any such indebtedness that is in an amount in excess of $20,000,000; and (vii) certain events of bankruptcy or insolvency.

If an Event of Default occurs and is continuing, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding may declare the principal of, and accrued and unpaid interest on, all the Securities to be due and payable immediately. If the Event of Default relates to bankruptcy, insolvency, or reorganization, the principal of, and accrued interest on, all Securities shall become due and payable immediately, without any action required of the Trustee or the Holders.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or premium, if any, or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

13.	TRUSTEE DEALINGS WITH COMPANY

The Trustee and any agent under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee or agent.

14.	NO RECOURSE AGAINST OTHERS

No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15.	AUTHENTICATION

This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent on the face hereof.

16.	ABBREVIATIONS

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as but not limited to: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.	CUSIP NUMBERS

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption.

18.	GOVERNING LAW

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE SECURITIES WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. IT ALSO WILL FURNISH THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO: CITADEL BROADCASTING CORPORATION, CITY CENTER WEST, SUITE 400, 7201 WEST LAKE MEAD BOULEVARD, LAS VEGAS, NEVADA 89128, ATTENTION: SECRETARY.

CONVERSION NOTICE

To: Citadel Broadcasting Corporation

The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Citadel Broadcasting Corporation Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

To convert this Security into Citadel Broadcasting Corporation Common Stock of the Company, check the box: ☐

To convert only part of this Security, state the amount (must be $1,000 or any whole multiple thereof): $            .

If you want the stock certificate made out in another Person’s name, fill in the form below:

(Insert other Person’s social security or tax identification number)

(Print or type other Person’s name, address and zip code)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guaranteed:

PURCHASE NOTICE

(1) Pursuant to Article 4 of the Indenture and Section 7 of the Securities, the undersigned hereby elects to have this Security, certificate number                 , repurchased by the Company as of the Fundamental Change Purchase Date.

(2) The undersigned hereby directs the Trustee or the Company to pay it or an amount in cash or, at the Company’s election, Common Stock valued as set forth in the Indenture, equal to 100% of the principal amount to be repurchased (less any cash payments) (as set forth below), or a combination of cash and Common Stock, plus interest accrued and unpaid to, but excluding, the Fundamental Change Repurchase Date, as provided in the Indenture.

Dated:

Signature(s)

Signature(s) must be guaranteed by an eligible guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranteed

Principal amount to be repurchased (at least U.S. $1,000 or an integral multiple of $1,000 in excess thereof):

Remaining principal amount following such repurchase (not less than U.S. $1,000):

NOTICE: The signature to the foregoing election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

ASSIGNMENT FORM

To assign this Security or, in the event of conversion, shares of Citadel Broadcasting Corporation Common Stock, fill in the form below:

I or we assign and transfer this Security, or             shares of Citadel Broadcasting Corporation Common Stock, to

(Insert assignee’s social security or tax identification number)

(Print or type other assignee’s name, address and zip code)

and irrevocably appoint                      agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guaranteed:

SCHEDULE OF EXCHANGES OF SECURITIES5

The following exchanges, redemptions, repurchases or conversions of a part of this Global Security have been made:

Principal Amount of this Global Security Following Such Decrease (or Increase) Date of Exchange	Authorized Signatory of Trustee Custodian	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security

[5]	This schedule should be included if the Security is a Global Security.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OR

TRANSFER OF TRANSFER RESTRICTED SECURITIES6

Re: Amended & Restated Convertible Subordinated Notes due 2011 (the “Securities”) of Citadel Broadcasting Corporation.

This certificate relates to $              principal amount of Securities owned in (check applicable box)

☐  book-entry or  ☐  definitive form by                                         (the “Transferor”).

The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.05 of the Indenture dated as of [            ], 2008 between Citadel Broadcasting Corporation and Wilmington Trust Company, as Trustee, (the “Indenture”), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

☐  Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

☐  Such Security is being acquired for the Transferor’s own account, without transfer.

☐  Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture).

☐  Such Security is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer”, in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

☐  Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

☐  Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a “restricted security” within the meaning of Rule 144 under the Securities Act.

[6]	This certificate should only be included if this Security is a Transfer Restricted Security.

The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a global Security that is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to Rule 144A under the Securities Act and such transferee must be a “qualified institutional buyer” (as defined in Rule 144A).

Date:

(Insert Name of Transferor)